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                                                                  Exhibit 4(c)



                          RELIANCE ELECTRIC COMPANY

                         SAVINGS AND INVESTMENT PLAN






                     (Restated effective January 1, 1989)

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                           RELIANCE ELECTRIC COMPANY

                          SAVINGS AND INVESTMENT PLAN

         THIS AMENDMENT AND RESTATEMENT is executed as of the __ day of December, 1994, by Reliance Electric Company, a corporation organized and existing under and by virtue of the laws of the State of Delaware (hereinafter called the "Company");

                              W I T N E S S E T H:

         WHEREAS, effective March 1, 1978, the Company established the Reliance Electric Company Savings and Investment Plan (hereinafter referred to as the "Plan") for the benefit of its eligible employees; and

         WHEREAS, the Company has amended and restated the Plan on several occasions, the most recent amendment and restatement being effective as of January 1, 1989; and

         WHEREAS, under the terms of Article 15 of the Plan, the Company reserved the right to make amendments thereto; and

         WHEREAS, the Company desires to again amend and restate the Plan, effective as of January 1, 1989, in order to bring the Plan into compliance with the Unemployment Compensation Amendments of 1992, and certain regulations and rulings issued under the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Act of 1987 and the Technical and Miscellaneous Revenue Act of 1988, and to effectuate certain necessary and desirable changes;

         NOW, THEREFORE, the Plan is hereby amended and restated, effective January 1, 1989, as follows:


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NAME AND PURPOSE

         The name of this Plan is the Reliance Electric Company Savings and Investment Plan. This Plan was originally created and is hereby continued for the purpose of encouraging eligible employees of authorized divisions or departments of the Company or of any authorized corporation owned or controlled by the Company to provide additional financial security and to supplement retirement income by saving on a regular and long-term basis.





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ARTICLE I   DEFINITIONS

         1.01 "ACCOUNT" means the account maintained for each Participant which reflects separately his Basic Employee Contributions, Basic Salary Reduction Contributions, Supplemental Salary Reduction Contributions, Supplemental Employee Contributions, his portion of Matching Employer Contributions, and his portion of Supplemental Employer Contributions, investments in the investment funds offered from time to time under the Plan, including the Exxon Fund and the Company Stock Fund, with any earnings, interest, dividends, and profits or losses, realized or unrealized, thereon, and which also reflects any distributions to, loans to or withdrawals by, such Participant or his Beneficiary.

         1.02 "ADMINISTRATIVE COMMITTEE" means the committee appointed to administer the Plan in accordance with Section 14.03 of the Plan.

         1.03 "APPRAISAL DATE" means the date as of which the value of a share of Company Stock is determined by the Administrative Committee or its designee.

         1.04 "BASIC EMPLOYEE CONTRIBUTIONS" means the contributions made by a Participant as a condition of participation in the Prior Reliance Electric Plan, as provided in Section 3.02 of the Prior Reliance Electric Plan.

         1.05 "BASIC SALARY REDUCTION CONTRIBUTIONS" means the contributions of the Employer to the Plan as a result of a written Compensation reduction agreement with a Participant, as provided in Section 3.01 of the Plan. Basic Salary Reduction Contributions shall be not less than 1% and not more than 6% of a Participant's compensation.

         1.06 "BENEFICIARY" means, if a Participant is married, the Participant's Eligible Surviving Spouse unless such Eligible Surviving Spouse consents to waiving his or her right to receive a death benefit under the Plan upon his or her death and consents to the designation of another beneficiary. If there is no Eligible Surviving Spouse, or the Eligible Surviving Spouse consents to waiving his or her right to receive a death benefit, the Beneficiary means any person, estate, trust or organization (other than a business corporation) designated by a Participant to receive a death benefit under the Plan in the event of his death.

                The Administrative Committee shall prescribe the form for the written designation of beneficiary and, upon the Participant's filing the form with the Administrative Committee, it effectively shall revoke all designations filed prior to that date by the same Participant. If, under any circumstance, there shall be a failure of the primary and contingent designees, such as the death of designees before the deceased or simultaneously with the deceased, the Eligible Surviving Spouse of the deceased shall be the designated beneficiary, but if there is no such Eligible Surviving Spouse, then the designated beneficiary shall be the deceased's surviving children and they shall share such death benefit equally, but if there shall be no surviving children, then the designated beneficiary shall be those who would take under the intestate laws of the jurisdiction in which the deceased was domiciled at the time of his death.



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         1.07   "BOARD OF DIRECTORS" means the Board of Directors of the
Company.

         1.08   "CODE" means the Internal Revenue Code of 1986, as amended.

         1.09 "COMPANY" means Reliance Electric Company, a Delaware corporation.

         1.10 "COMPANY STOCK" means any Class of common stock of the Company which qualifies as a "qualifying employer security" within the meaning of section 407(d)(5) of ERISA.

         1.11   "COMPENSATION" means for periods prior to April 1, 1993:

         (a) remuneration which is received by an Employee in cash or in kind for the performance of services as an Employee for the Employer and which must be reported as wages on the Employee's Form W-2 for income tax purposes. Compensation shall be increased for salary reduction contributions which are excluded from the taxable income of the Employee under Code sections 125, 402(a)(8) and 402(h)(1)(B) and shall be reduced by all of the following amounts even if they are taxable to the Employee:

                (A) expense reimbursements, expense allowances or moving expenses;

                (B)   cash and noncash fringe benefits and welfare benefits; and

                (C)   deferred compensation; and

         (b) in the case of an Eligible Employee, described in the second paragraph of Section 1.15, an amount determined by the Administrative Committee, using as a guideline to be uniformly and consistently applied, that nondeferred remuneration which would be considered as his basic rate of compensation if his services were performed in a similar position in the United States for the Company, but in no event shall "Compensation", as determined by the Administrative Committee, exceed the nondeferred remuneration actually received by such an Eligible Employee.

         For periods beginning on and after April 1, 1993, the word "compensation" shall mean:

         (a) remuneration which is received by an Employee in cash or in kind for the performance of services as an Employee for the Employer and which must be reported as wages on the Employee's Form W-2 for income tax purposes. Compensation shall be increased for salary reduction contributions which are excluded from the taxable income of the Employee under Code sections 125, 402(a)(8) and 402(h) and shall be reduced by all of the following amounts even if they are taxable to the Employee:

                (A) expense reimbursements, expense allowances or moving expenses;



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                (B)   cash and noncash fringe benefits and welfare benefits; and

                (C)   deferred compensation; and

         (b) in the case of an Eligible Employee, described in the second paragraph of Section 1.15, an amount determined by the Administrative Committee, using as a guideline to be uniformly and consistently applied, that nondeferred remuneration which would be considered as his basic rate of compensation if his services were performed in a similar position in the United States for the Company, but in no event shall "Compensation", as determined by the Administrative Committee, exceed the nondeferred remuneration actually received by such an Eligible Employee.

                Notwithstanding the foregoing, the maximum Compensation of any Employee that can be considered for any purpose under this Plan prior to January 1, 1994 shall be Two Hundred Thousand Dollars ($200,000), plus such adjustments for increases in the cost of living as shall be prescribed by the Secretary of the Treasury pursuant to section 401(a)(17) of the Code. On and after January 1, 1994, the maximum Compensation of any Employee that can be considered for any purposes under this Plan shall be One Hundred Fifty Thousand Dollars ($150,000), plus such adjustments for increases in the cost of living as shall be prescribed by the Secretary of the Treasury pursuant to section 401(a)(17) of the Code. In determining the limit on Compensation set forth in the preceding sentence, the family aggregation rules contained in section 414(q)(6) of the Code and any lawful regulations thereunder shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Employee and any lineal descendants of the Employee who have not attained age nineteen (19) before the close of the Plan Year. If, as a result of the application of such family aggregation rules, the limit on Compensation set forth above is exceeded, the amount of each family member's Compensation which shall count toward the limit shall equal that portion of the limit which bears the same relationship to the limit as such family member's Compensation prior to the application of such Compensation limit ("Unlimited Compensation") bears to the total Unlimited Compensation of all the family members.

         1.12 "DISABILITY DATE" means the first day of the month coincident with or next following the termination of service of a Participant or Inactive Participant with the Employer due to a physical or mental disability which will permanently disable such Participant from performing the customary duties of his regular job with the Employer. Such permanent disability is to be determined by a licensed physician provided by or acceptable to the Administrative Committee.

         1.13 "EARLY RETIREMENT DATE" means the date of a Participant's or Inactive Participant's termination of service, provided it occurs on or after his 55th birthday, but prior to his Normal Retirement Date, and after his completion of ten (10) Years of Credited Service.



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         1.14   "EFFECTIVE DATE OF THE PLAN" means (a) March 1, 1978 for each
Employer authorized to participate under the Prior Reliance Electric Plan on such date, and (b) such other date after March 1, 1978, which is the first date an Employer is authorized to participate under the Prior Reliance Electric Plan or the Plan.

         1.15 "ELIGIBLE EMPLOYEE" means an Employee who is employed on or after the Restatement Date by an Employer and who has completed a Year of Credited Service and is neither covered by a collective bargaining agreement (unless that collective bargaining agreement expressly provides for the employee's eligibility) nor eligible to participate in any other defined contribution plan maintained by an Employer or to which an Employer contributes. On and after January 1, 1994, and solely for purposes of Articles 2 and 3 hereof, "Eligible Employee" means an Employee who has completed thirty
(30) days of Credited Service and is neither covered by a collective bargaining agreement (unless that collective bargaining agreement expressly provides for the employee's eligibility), nor eligible to participate in any other defined contribution plan maintained by an Employer or to which an Employer contributes.

                Lastly, the Plan excludes any Leased Employee, and any Employee of an Employer which is a "foreign subsidiary" (described in section 406(a) of the Code and to which an agreement entered into under section 3121(1) of the Code applies) or a "domestic subsidiary" (described in section 407(a) of the
Code) and who is not a citizen of the United States - other than a person employed by a Subsidiary authorized to participate in the Plan by the Administrative Committee.

         1.16 "ELIGIBLE SURVIVING SPOUSE" means the husband or wife to whom the Participant was married on the date of the Participant's death.

         1.17 "EMPLOYEE" means any person who is employed by an Employer including a Leased Employee.

         1.18 "EMPLOYER" means a division of the Company or any corporation (or division of such a corporation) within Reliance Electric Company, which, in each instance, is authorized by the Administrative Committee to participate in the Plan.

         1.19 "EMPLOYMENT COMMENCEMENT DATE" means the first date on which an Employee performs an Hour of Service.

         1.20 "ERISA" means Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, any regulations thereunder and any amendments thereto and any successor statutes or regulations which may be enacted or promulgated from time to time.

         1.21 "EXCLUDED ENTITY" means a division of the Company or any corporation (or division of such a corporation) within the Company which, in each instance, is not authorized by the Administrative Committee to participate in the Plan.

         1.22 "EXXON CORPORATION" means Exxon Corporation, a New Jersey corporation.



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         1.23   "FIRST DAY OF THE CALENDAR QUARTER" means either January 1,
April 1, July 1 or October 1, whichever is appropriate.

         1.24 "FORMER PARTICIPANT" means any person who is entitled to benefits from the Trust and who ceases to be employed by Reliance Electric Company.

         1.25 "HOUR OF SERVICE" means an hour for which an Employee is directly or indirectly paid, or entitled to payment by the Employer for the performance of duties.

         1.26 "INACTIVE PARTICIPANT" means any Participant who ceases to be an Eligible Employee, but who nonetheless remains in the employment of Reliance Electric Company.

         1.27 "INITIAL PUBLIC OFFERING" means the first public offering of Company Stock pursuant to a registration statement filed with the United States Securities and Exchange Commission pursuant to the provisions of the Federal Securities Act of 1933.

         1.28 "LEASED EMPLOYEE" means any individual (other than a common-law employee of an Employer) who, pursuant to an agreement between an Employer and any leasing organization, has performed services for the Employer or for related persons, as determined in accordance with section 414(n)(6) of the Code, on a substantially full-time basis for a period of at least one (1) year; provided, however, that such services are of a type historically performed by employees in the business field of the Employer.

         Notwithstanding the foregoing, a Leased Employee shall not be considered an Employee of an Employer if:

         (a) such Leased Employee is covered under a money purchase pension plan which provides the following:

                (i) a nonintegrated employer contribution formula of at least ten percent (10%) of a participant's Total Remuneration, as defined in Section 1.50 hereof, together with amounts contributed on his behalf pursuant to a salary reduction agreement which are excludable from the employee's gross income pursuant to sections 125, 402(a)(8), 402(h) or 403(b) of the Code;

                (ii) immediate participation in said money purchase pension plan; and

                (iii) full and immediate vesting under said money purchase pension plan; and

         (b) Leased Employees do not constitute more than twenty percent (20%) of the Employer's nonhighly compensated employees.

         1.29 "MANAGEMENT INVESTOR" means a Participant who on October 31, 1989 held in the aggregate in excess of 4,999 shares of Company Stock and/or options to purchase Company Stock under either the Reliance Electric Company Employee Stock Purchase Plan or the Reliance Electric Company Employee Stock Redistribution Plan.



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         1.30   "MATCHING EMPLOYER CONTRIBUTIONS" mean the contributions made to the Plan by the Employer, as provided in Sections 4.01, 4.09, 4.10 and 4.11 hereof.

         1.31 "NORMAL RETIREMENT AGE" means the attainment of age 65 by a Participant, Inactive Participant or Former Participant.

         1.32 "NORMAL RETIREMENT DATE" means the first day of the month coincident with or next following a Participant's, Inactive Participant's or Former Participant's 65th birthday.

         1.33 "ONE YEAR PERIOD OF SEVERANCE" means any of the successive twelve consecutive month periods commencing on an Employee's Severance from Service Date and ending on the anniversary of such date, provided that during such period the Employee does not perform an Hour of Service.

         1.34 "PARTICIPANT" means any person participating in the Plan as provided in Article 2.

         1.35 "PENDENCY OF AN INITIAL PUBLIC OFFERING" shall mean the period commencing on the date (at which date Company Stock is not Publicly Traded) the Company publicly announces its intention to effect an Initial Public Offering and ending on either the date the Initial Public Offering is consummated or the date the Company publicly announces that the contemplated Initial Public Offering will not take place.

         1.36 "PERIOD OF SERVICE" means a period of service commencing on an Employee's Employment Commencement Date or Reemployment Commencement Date, whichever is applicable, and ending on his Severance from Service Date. Except as otherwise provided in the Plan, all non-successive Periods of Service shall be aggregated and less than whole year Periods of Service shall be aggregated on the basis that twelve months of service or 365 days of service equal a whole year.

         1.37 "PERIOD OF SEVERANCE" means the period of time commencing on an Employee's Severance from Service Date and ending on his Reemployment Commencement Date.

         1.38 "PLAN" means the Reliance Electric Company Savings and Investment Plan as in effect on the Effective Date and as amended from time to time thereafter.

         1.39 "PLAN YEAR" means, as provided in the Prior Document, the twelve month period commencing on January 1, 1981 and each January 1 thereafter.

         1.40 "PRIOR DOCUMENT" means the Reliance Electric Company Savings and Investment Plan, as amended and restated as of January 1, 1981, including amendments of January 1, 1979, April 1, 1979, April 25, 1980 and October 1, 1980.

         1.41 "PRIOR RELIANCE ELECTRIC PLAN" shall mean the Plan as in effect prior to October 1, 1983.



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         1.42   "PUBLICLY TRADED" shall mean, with respect to any shares of
Company Stock, either:

         (a) the listing of such shares on a nationally-recognized stock exchange; or

         (b)    the listing of such shares on the NASDAQ National Market System.

         1.43 "QUALIFIED DOMESTIC RELATIONS ORDER (QDRO)" means any judgment, decree or order (including approval of a property settlement agreement) which is made pursuant to a State Domestic Relations Law (including a community property law) and which:

                (i) relates to provision of child support, alimony payments, or marital property rights of a spouse, former spouse, child or other dependent of a Participant, and which

                (ii) recognizes or creates an alternate payee's right to, or assigns an alternative payee the right to receive all or a portion of the benefits payable with respect to a Participant under this Plan, and which

                (iii)   clearly specifies:

         (a) name and last known address of the Participant and of each alternate payee

         (b) the amount, percentage or manner in which such could be determined, of the Participant's benefits to be paid to such alternate payee by the Plan

         (c)    the number of payments or time period the QDRO covers, and

         (d)    each Plan to which the QDRO applies.

         A QDRO cannot require the Plan to provide a type or form of benefit, or any option not otherwise provided by the Plan, nor can it require the Plan to provide increased benefits.

         A QDRO cannot require payment to an alternate payee of benefits required to be paid to another alternate payee by virtue of a previous QDRO. A written procedure will be established to determine the qualified status of QDRO's and to administer distributions thereunder.

         1.44 "REEMPLOYMENT COMMENCEMENT DATE" means the first date on which an Employee performs an Hour of Service following a Period of Severance.

         1.45 "RELIANCE ELECTRIC COMPANY" means all corporations which, with the Company, are members of a controlled group of corporations or trades or businesses which include the Company within the meaning of sections 414(b) and 414(c) of the Code or is a member of an affiliated service group which includes the Company within the meaning of section 414(m) of the Code.



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         1.46   "SALARY REDUCTION CONTRIBUTIONS" means for a Participant the sum of his Basic Salary Reduction Contributions and his Supplemental Salary Reduction Contributions.

         1.47 "SEVERANCE FROM SERVICE DATE" means the date on which an Employee quits, retires, is discharged or dies, or, if earlier, the first anniversary of the first date of a period in which an Employee remains absent from service with the Employer for any other reason.

                The "Severance from Service Date" for a Participant who is absent from work for Maternity or Paternity reasons, shall be the second anniversary of the first date of such absence. The period between the first and second anniversaries of the first date of absence for Maternity or Paternity reasons shall not constitute a "Period of Severance". For purposes of this paragraph, an absence from work for Maternity or Paternity reasons means an absence:

                (i)     by reason of pregnancy of the Employee,

                (ii)    by reason of the birth of a child of the Employee,

                (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or

                (iv) for purposes of caring for such child for a period immediately following such birth or placement.

                An absence will not be considered a "Maternity or Paternity Absence" unless the Employee provides the Administrative Committee with information within 10 working days demonstrating that the absence is for one of the four permitted reasons outlined above. At the end of such absence, the Employee must provide the Administrative Committee with a record of the number of days of such absence.

                Nothing in this Plan shall require the Employer to grant a paid leave of absence to any Employee.

         1.48 "SUPPLEMENTAL EMPLOYEE CONTRIBUTIONS" means contributions to the Plan as provided in Section 3.02 of the Plan or contributions to the Prior Reliance Electric Plan in excess of the Maximum Basic Employee Contributions as provided in Section 3.03 of the Prior Reliance Electric Plan.

         1.49 "SUPPLEMENTAL SALARY REDUCTION CONTRIBUTIONS" means the contributions of the Employer to the Plan as a result of a written Compensation reduction agreement with a Participant, as provided in Section 3.01 of the Plan. Prior to September 1, 1992, a Participant's Supplemental Salary Reduction Contributions shall be greater than 6% but not more than 12% of his Compensation. On and after September 1, 1992, a Participant's Supplemental Salary Reduction Contributions shall be greater than 6% but not more than 16% of his Compensation.



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         1.50   "TOTAL REMUNERATION" means taxable remuneration paid to an
Employee for services rendered to the Employer which must be reported as wages on the Employee's Form W-2 for income tax purposes. Total Remuneration shall be increased for salary reduction amounts which are excluded from the taxable income of the Employee under sections 125, 402(e)(3) and 402(h)(1)(B) of the Code. Total Remuneration shall be reduced by all of the following amounts if they are taxable to the Employee:

         (a) all amounts credited to any funded deferred compensation plan, whether or not qualified;

         (b)    expense reimbursements, expense allowances or moving expenses;

         (c) all amounts related to restricted property or stock options, whether qualified or nonqualified; and

         (d)    any cash or non-cash fringe benefits or welfare benefits.

         An Employee's Total Remuneration for a Plan Year commencing on or after December 31, 1988 shall not exceed the applicable limit set forth in
Section 1.11 hereof.

         1.51 "TRUST" means the Reliance Electric Company Savings and Investment Trust, as adopted and subsequently amended, and as the same forms part of the Plan.

         1.52   "TRUST FUND" means the fund established under Section 14.01.

         1.53   "TRUSTEE" means the trustee as provided in Section 14.01.

         1.54   "VALUATION DATE" means the last business day of each month.

         1.55 "VESTED INTEREST" means that portion of an Account in which an individual has a fully vested and nonforfeitable right, as provided in
Article 8.

         1.56 "YEAR OF CREDITED SERVICE" means each whole year of an Employee's Period of Service, whether or not such Period of Service is completed consecutively.

         1.57 "YEAR OF VESTED SERVICE" means, for purposes of determining a Participant's nonforfeitable interest in Employer contributions, each whole year of his Period of Service, whether or not such Period of Service was completed consecutively, provided, however, that a "Year of Vested Service" shall not include:

         (a) any portion of a Participant's Period of Service or employment by an Excluded Entity prior to March 1, 1978, and

         (b) prior to July 1, 1980, any portion of a Participant's Period of Service with respect to which the Participant did not make Basic Employee Contributions under the Prior Reliance Electric Plan;



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
and, further provided, however, that a "Year of Vested Service" shall include:

         (c) employment by an Excluded Entity on March 1, 1978 and thereafter of a person who, on or after that date, either ceases to be (i) an Employee of an Employer and becomes employed by an Excluded Entity, or (ii) employed by an Excluded Entity and becomes an Employee of an Employer, except that if on or after March 1, 1978 an Employer or Excluded Entity is for the first time included within the definition of "Reliance Electric Company", the Administrative Committee shall determine, in a uniform nondiscriminatory manner, what portion, if any, of service prior to inclusion within such definition shall be included under this paragraph (c).

         1.58 "HIGHLY COMPENSATED EMPLOYEE" means an Employee or a former Employee who is highly compensated for a Plan Year as described in section 414(q) of the Code, which is hereby incorporated by reference. A Highly Compensated Employee is described for informational purposes herein as an Employee during a Plan Year if either:

         (a)    during the preceding Plan Year, he:

                (i) was at any time a five percent (5%) or more actual or constructive owner of a member of the Employer;

                (ii) received Total Remuneration from the Employer greater than Seventy-Five Thousand Dollars ($75,000.00) (plus any increase for cost of living after 1987 as determined by the Secretary of the Treasury or his delegate);

                (iii) received Total Remuneration from the Employer greater than Fifty Thousand Dollars ($50,000.00) (plus any increase for cost of living after 1987 as determined by the Secretary of the Treasury or his delegate) and was in the "top paid group" of Employees of the Employer for such Plan Year; or

                (iv) was at any time an officer of the Employer and received Total Remuneration greater than Forty-Five Thousand Dollars ($45,000.00) or, if greater, fifty percent (50%) of the amount specified in section 415(b)(1)(A) of the Code for such Plan Year (plus any increase for cost of living after 1987 as determined by the Secretary of the Treasury or his delegate); or

         (b)    during the current Plan Year, he either:

                (i) was at any time a five percent (5%) or more actual or constructive owner of the Employer; or

                (ii) was one of the one hundred (100) highest paid Employees of the Employer for the current Plan Year and meets the requirements of (a)(ii), (a)(iii) or (a)(iv) above for the current Plan Year.

         For purposes of determining the members of the "top paid group" under subsection (a)(iii) above, an Employee is a member of the top paid group for any Plan Year if for such Plan Year the Employee is a member of a group consisting of the top paid twenty percent (20%) of Employees of the Employer ranked on the basis of Total Remuneration from the Employer paid during the Plan Year. In determining the members of the top paid group, the following Employees shall be excluded:

         (A)    Employees who have not completed six (6) months of service;

         (B) Employees who normally work less than seventeen and one-half (17-1/2) hours per week;

         (C) Employees who normally work during not more than six (6) months during any year;

         (D)    Employees who have not attained age twenty-one (21);

         (E) except to the extent provided in regulations, Employees who are included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and the Employer; and

         (F) Employees who are nonresident aliens and who receive no earned income (within the meaning of section 911(d)(2) of the Code) from the Employer which constitutes income from sources within the United States (within the meaning of section 861(a)(3) of the Code).

         The Company may elect (in such manner as may be provided by the Secretary of the Treasury or his delegate) to apply subsections (A), (B), (C), or (D) above by substituting a shorter period of service, smaller number of hours or months, or lower age for the period of service, number of hours or months, or age (as the case may be) than that specified in such subsection.

         For purposes of determining the number and identity of "officers" in subsection (a)(iv) above:

         (1) The total number of Employees treated as officers shall be limited to the lesser of:

                (I)     fifty (50); or

                (II) the greater of three (3) Employees or ten percent (10%) of all Employees of the Employer; but

         (2) If no Employee would be described as an officer pursuant to subsection (a)(iv), the highest paid officer shall be treated as described in such subsection.

         A Highly Compensated Former Employee is described for informational purposes herein as a former Employee if either:

         (a) such former Employee was a Highly Compensated Employee when such former Employee terminated his employment; or

         (b) such former Employee was a Highly Compensated Employee at any time after attaining age fifty-five (55).

         If any individual is a member of the family of a five percent (5%) owner or of a Highly Compensated Employee in the group consisting of the ten
(10) Highly Compensated Employees paid the greatest Total Remuneration by the Employer during the Plan Year, then for purposes of any Section of this Plan which uses the term Highly Compensated Employee, (A) such individual shall not be considered a separate Employee, and (B) any such Total Remuneration paid to such individual by the Employer (and any applicable contribution or benefit on behalf of such individual) shall be treated as if it were paid to (or on behalf
of) the Highly Compensated Employee. For purposes of the foregoing, the word "family" shall mean, with respect to any Employee, such Employee's spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants. Notwithstanding the foregoing, for purposes of Section 1.11 of the Plan, the word "family" shall only include the Employee's spouse and lineal descendants under age nineteen (19).

ARTICLE II   PARTICIPATION

         2.01 Each Eligible Employee shall be so notified by his Employer and shall elect to participate or not to participate by signing such forms as the Administrative Committee may require and which forms shall be delivered to the Administrative Committee, or its designated representative, within 30 days after such notice of eligibility, or such shorter period as established by the Administrative Committee.

         2.02 Each Eligible Employee who is employed by an Employer on the Effective Date (including an Eligible Employee whose participation under the Plan had been suspended) and who elects to participate, in accordance with
Section 2.01, in the Plan as of the Effective Date shall become a Participant as of the Effective Date. Each Eligible Employee who is employed by an Employer after the Effective Date and who elects to participate when first eligible, in accordance with Section 2.01, shall become a Participant as of the First Day of the Calendar Year Quarter coincident with or next following his eligibility date. Notwithstanding the preceding sentence, each Eligible Employee who is employed by an Employer after January 1, 1991 and who elects to participate when first eligible, in accordance with Section 2.01, shall become a Participant as of the first day of the month coincident with or next following his eligibility date.

         2.03 Each Eligible Employee who elects not to become a Participant when first eligible (including an Eligible Employee whose participation under the Plan had been suspended) may at any time after his eligibility date elect to become a Participant as of the First Day of the Calendar Year Quarter next following the date of his election to participate by completing and delivering such forms as the Administrative Committee may require, in accordance with
Section 2.01. Notwithstanding the preceding sentence, effective January 1, 1991, each such Eligible Employee may elect to become a Participant as of the first day of the month next following the date of his election to participate by completing and delivering such forms as the Administrative Committee may require, in accordance with Section 2.01.

         2.04 Except as specifically provided for herein, if a Participant terminates his service with the Employer for any reason, his participation shall terminate.

         2.05 Interruptions in service in case of up to one year of layoff or authorized leave of absence will not be considered termination of service for the purposes of the Plan, but no Salary Reduction Contributions or Supplemental Employee Contributions may be made for periods of absence or layoff unless the Participant receives nondeferred remuneration for such periods.

         2.06 If a Participant is transferred to service with an Excluded Entity, he shall be an Inactive Participant and no Salary Reduction Contributions or Supplemental Employee Contributions may be made until he again becomes an Eligible Employee.

         2.07 In the event that the Company shall acquire the control of any organization by purchases of assets or stock, merger, amalgamation, consolidation or any other similar event, the Board of Directors or the Administrative Committee may authorize such organization to participate in the Plan upon agreement that contributions shall be made as required under the

Plan, and shall determine to what extent, if any, credit for employment with such organization shall be granted to the employees of such organization for the purpose of determining eligibility hereunder.

ARTICLE III   EMPLOYEE CONTRIBUTIONS

         3.01 Each Eligible Employee wishing to participate in the Plan must elect to make Basic Salary Reduction Contributions (upon which Matching Employer contributions will be made in accordance with the Plan). Each Eligible Employee may also elect to make Supplemental Salary Reduction Contributions to the Plan. Prior to June 1, 1994, Salary Reduction Contributions shall be made in whole percentages of the Eligible Employee's Compensation; on and after June 1, 1994, Salary Reduction Contributions shall be a percentage of an Eligible Employee's Compensation which percentage may be stated in terms of one one-hundredths (.01) of a percent.

         Each Participant shall enter into a written Compensation reduction agreement with the Employer which shall provide that the Participant agrees to accept a reduction in Compensation equal to the amount elected by the Participant as his Basic and Supplemental Salary Reduction Contributions. In consideration of such agreement, the Employer will make contributions to the Trust Fund on behalf of the Participant for each Plan Year, in an amount equal to the amount by which the Participant's Compensation was reduced with respect to each pay period. In the event that the amount so contributed with respect to a Participant during any Plan Year is less or more than the amount elected by the Participant in his Compensation reduction agreement, an appropriate adjustment shall be made within a reasonable period of time.

         3.02 In accordance with uniform rules and procedures established by the Administrative Committee from time to time, a time period may be designated for a Participant to make Supplemental Employee Contributions from his own funds, provided, however, in no event may the total Supplemental Employee Contributions, from whatever source, exceed 10% of such Participant's aggregate nondeferred remuneration during the period of his participation in any qualified employee benefit plan maintained by Reliance Electric Company.

         3.03 Prior to January 1, 1991, a Participant may elect to increase or decrease the rate of Salary Reduction Contributions to be deducted from his Compensation, effective as of the First Day of any Calendar Quarter, provided that the Administrative Committee or its delegate receives notice from him in writing, at least thirty (30) days in advance, unless said notice is waived by the Administrative Committee, and provided further that not more than two (2) increases or decreases in the rate may be made in any one Plan Year. Notwithstanding the preceding sentence, effective January 1, 1991, any such election by a Participant to increase or decrease the rate of Salary Reduction Contributions to be deducted from his Compensation shall be effective the first day of any month, provided that the Administrative Committee or its delegate receives notice from him in such form and at such time as the Administrative Committee shall prescribe from time to time, unless said notice is waived by the Administrative Committee or the delegate. Prior to January 1, 1994, not more than two (2) increases or decreases in the rate may be made in any one Plan Year. Notwithstanding either of the preceding sentences, the Administrative Committee may, pursuant to Section 14.13, permit an additional increase or decrease in the contribution rate during a Plan Year.

         3.04 Prior to January 1, 1991, a Participant may suspend his Salary Reduction Contributions as of the first day of any Calendar Quarter, by giving at least thirty (30) days prior written notice to the Administrative Committee or its delegate (as determined by the date notice is received by the Administrative Committee or the delegate). Notwithstanding the preceding sentence, effective January 1, 1991, a Participant may suspend his Salary Reduction Contributions as of the first day of the month by giving prior notice to the Administrative Committee or its delegate (as determined by the date notice is received by the Administrative Committee or the delegate). He shall be deemed to be an Inactive Participant during the period of suspension of his Salary Reduction Contributions. He may resume such Salary Reduction Contributions, effective for notices received before January 1, 1991 on the First Day of the Calendar Quarter and for notices received on or after January 1, 1991 on the first day of any month, which is at least three full calendar months after the date the suspension commenced, by giving at least thirty (30) days prior written notice to the Administrative Committee or its delegate (as determine by the date such notice is received by the Administrative Committee or the delegate). On or after January 1, 1994, a Participant may resume his Salary Reduction Contributions as of the first day of any month following the month of suspension by giving prior written notice to the Administrative Committee or its delegate.

         3.05 No Salary Reduction Contribution may be made by a Participant who is:

         (a)    not receiving Compensation,

         (b)    no longer an Eligible Employee,

         (c)    an Inactive Participant, or

         (d)    a Former Participant.

         3.06 Notwithstanding the foregoing provisions of this Article, the Administrative Committee shall have the right at any time to amend the Compensation reduction agreement between the Employer and a Participant -- by means of a retrospective or prospective reduction or rollback of the amount elected by such Participant as his Salary Reduction Contribution -- if the Administrative Committee determines that such amendment is necessary to assure that the Participant's Salary Reduction Contribution for any Plan Year will not exceed the limitations on contributions set forth in Article 5 hereof. When the Administrative Committee determines that such reduction or rollback is no longer required, the affected Participant's prior election automatically shall be reinstated. Any retrospective reduction or rollback of the amount elected by a Participant as his Salary Reduction Contribution, in accordance with the preceding sentence, shall be deemed to have been caused by an administrative error and shall be refunded by the Trust to the Employer. Thereafter, the Employer shall pay the amount refunded to it, in accordance with the preceding sentence, as Compensation to such Participant.

ARTICLE IV   EMPLOYER CONTRIBUTIONS

         4.01 For each month after the Restatement Date during which the Plan is in effect, subject to the provisions of Section 10.02, the Employer shall make Matching Employer Contributions to the Trust Fund in an amount which, when added to forfeitures, if any, will be equal to 50% of each Participant's Basic Salary Reduction Contributions for the corresponding month. No Matching Employer Contributions shall be made on behalf of any Participant who has not completed a year of Credited Service. In addition, no Matching Employer Contributions shall be made with respect to the Participant's Supplemental Employee Contributions or Supplemental Salary Reduction Contributions. The Employer may make its Matching Employer Contributions for any month prior to the time the Basic Salary Reduction Contributions are made for such month.

         4.02 The Employer also shall contribute during each Plan Year such amounts as are reinstated pursuant to Article 13.

         4.03 Contributions to the Plan generally shall be made in the form of cash. Notwithstanding the foregoing, effective January 1, 1990, subject to
Section 4.05, fifty percent (50%) of the Matching Employer Contributions to the Plan pursuant to Section 4.01 hereof on behalf of those Participants who are not Management Investors shall be made either in the form of Company Stock or in the form of cash, which cash amount shall be invested by the Trustee in Company Stock to the extent available. Effective April 1, 1992, subject to
Section 4.05, fifty percent (50%) of all Matching Employer Contributions to the Plan pursuant to Section 4.01 hereof shall be made either in the form of Company Stock or in the form of cash, which cash amount shall be invested by the Trustee in Company Stock to the extent available. Notwithstanding the foregoing, effective upon the first day of the month during which an Initial Public Offering is completed and prior to November 30, 1994, subject to Section 4.05, one hundred percent (100%) of the Matching Employer Contributions to the Plan pursuant to Section 4.01 hereof shall be made either in the form of Company Stock or in the form of cash, which cash amount shall be invested by the Trustee in Company Stock to the extent available.

         4.04 Effective July 1, 1990, subject to Section 4.05, Participants who are not Management Investors shall have the right to elect to have that portion of the Matching Employer Contribution to the Plan on their behalf pursuant to Section 4.01 hereof which is not automatically invested in Company Stock pursuant to Section 4.03 hereof invested in Company Stock to the extent available. Effective April 1, 1992, subject to Section 4.05, all Participants shall be entitled to elect to have that portion of the Matching Employer Contribution to the Plan on their behalf pursuant to Section 4.01 hereof, which is not automatically invested in Company Stock pursuant to Section 4.03 hereof, invested in Company Stock to the extent available.

         4.05 Notwithstanding the provisions of Sections 4.03 and 4.04, during the Pendency of an Initial Public Offering and for periods on and after November 30, 1994, the Company shall neither make a Matching Employer Contribution in the form of Company Stock or make available Company Stock for purchase by the Trustee. The Trustee shall purchase Company Stock from any other available source during the Pendency of an Initial Public

Offering, but only to the extent the price of any share of Company Stock does not exceed the value determined as of the most recent Appraisal Date. At the end of the Pendency of the Initial Public Offering, all such amounts shall be invested in Company Stock, either in the Initial Public Offering, or as soon thereafter as practicable taking account of prevailing market conditions. For periods on and after November 30, 1994, the Trustee shall not purchase any Company Stock for investment purposes under the Plan. Any Matching Employer Contributions which are not, pursuant to this Section 4.05, immediately invested in Company Stock, shall be invested in a short term interest fund.

         4.06 In addition to the contributions to be made pursuant to Sections 4.01, 4.02, 4.09, 4.10, and 4.11, the Employer shall pay all expenses reasonably incurred in administering the Plan.

         4.07 Subject to the provisions of Section 15.06, all contributions made to the Plan by the Employer shall be irrevocable, except that contributions made on account of a mistake in fact shall be returned to the Employer, without interest, within one year of such contribution.
Contributions shall be held in the Trust Fund to be used in accordance with the provisions of the Plan in providing the benefits, and, subject to the last sentence of Section 8.07, neither such contributions nor any income therefrom shall be used for or diverted to purposes other than for the exclusive benefit of Participants, Inactive Participants, and Former Participants and their Beneficiaries under the Plan.

         4.08 Notwithstanding the foregoing provisions of this Article, with respect to a Participant the following provisions shall apply:

         (a) If no Benefit Plan covering the Participant is maintained by an Employer during said Plan Year, the Annual Addition for said Plan Year to all Contribution Plans maintained by an Employer (including the Plan) shall not exceed the Annual Addition Limitation.

         (b) If a Benefit Plan covering the Participant is maintained by an Employer during said Plan Year, the benefits payable under any Benefit Plans maintained by an Employer shall be limited so that the sum of the Contribution Plan Fraction and the Benefit Plan Fraction does not exceed 1.

         If, despite the foregoing limitations, the Annual Addition with respect to a Participant would exceed such limitations as a result of, for instance, the allocation of forfeitures, a reasonable error in determining a Participant's Compensation or other limited facts and circumstances which the Internal Revenue Service finds justifiable, said Annual Addition shall be reduced to the extent necessary to bring said Annual Addition within such limitations in the following manner:

         (a) First, contributions by the Participant which are included in the Annual Addition for the Plan Year shall be returned to the Participant;

         (b) Second, the amount of contributions by the Employers in excess of said limitations shall not be allocated to such Participant's Account, but shall be reallocated to the Accounts of other Participants (in proportion to annual total nondeferred remuneration for all Participants) until the allocations to the Accounts of all Participants reach such limitations; and

         (c) Third, if after said reallocation, such contributions by the Employers would cause such limitations to be exceeded for any Participant, the amount of the contributions of the Employers in excess of such limitations shall be held in a suspense account by the Trustee and, before further contributions by the Employers are allocated to such Participant, the amount in such suspense account shall be allocated to such Participant's Account in the first succeeding Plan Year or Plan Years in which such amount or a portion thereof may be allocated without exceeding such limitations.

         For the application of the foregoing provisions, the following terms are defined as:


               (i)     "Annual Addition" means with respect to a Participant
                        the sum for said Plan Year of --


                        (a) contributions by the Employers to all Contribution Plans,

                        (b) the sum of the Participant's contributions under all Benefit Plans and Contribution Plans,

                        (c) forfeitures, if any, allocated to such Participant under all Contribution Plans, and

                        (d) unless the provisions of this subparagraph (d) cease to be required by the Code, amounts allocated, in taxable years beginning after March 31, 1984, to an individual medical account, as defined in section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by an Employer and amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to the separate account of a key employee, as defined in section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in section 419(e) of the Code, maintained by an Employer.

               (ii)    "Annual Addition Limitation" means with respect to a
                        Participant the lesser of --

                       (a)     in 1978, $30,050; in 1979, $32,700; in 1980,
                                $36,875; in 1981, $41,500; in 1982 and 1983,
                                $45,475 and in 1984 and thereafter $30,000 (as the same may be adjusted by the Secretary of the Treasury), and

                       (b)     25% of the Participant's Total Remuneration.

                (iii) "Benefit Plan" means a plan maintained by an Employer which is described in section 401(a) or 403(a) of the Code and which is not a Contribution Plan.

                (iv) "Benefit Plan Fraction" means a fraction, the numerator of which is the projected annual benefit of the Participant under all Benefit Plans (whether or not terminated), determined as of the close of the Plan Year, and the denominator of which is the lesser of:
                        (a) the product of 1.25 multiplied by the dollar limitation in effect under section 415(b)(1)(A) of the Code for said Plan Year, or (b) the product of 1.4 multiplied by the amount which may be taken into account under section 415(b)(1)(B) of the Code with respect to such Participant for said Plan Year.

                (v) "Contribution Plan" means a plan maintained by an Employer which is described in section 401(a) of the Code and which provides for an individual account for each participant and for benefits based solely on the amount contributed to the Participant's Account and any income, expenses, gains and losses, and any forfeitures of accounts of other Participants which may be allocated to such Participant's Account.

                (vi) "Contribution Plan Fraction" means a fraction, the numerator of which is the sum of the Annual Additions to the Participant's Accounts under all Contribution Plans (whether or not terminated), as of the close of the Plan Year, and the denominator of which is the sum of the lesser of the following amounts determined for said Plan Year and each prior year of service: (a) the product of 1.25 multiplied by the dollar limitation in effect under section 415(c)(1)(A) of the Code, or (b) the product of 1.4 multiplied by the amount which may be taken into account under 415(c)(1)(B) of the Code with respect to such Participant.

         4.09 Notwithstanding the foregoing provisions of this Article, the Employer may contribute to the Trust Fund additional amounts which are to be credited to the Accounts of Participants who are not "highly compensated employees", as defined in section 414(q) of the Code and/or the regulations issued thereunder, as additional Matching Employer Contributions so as to assure satisfaction of the discrimination tests of section 401(k) of the Code and/or the regulations issued thereunder, as described in Section 5.03 hereof.

         4.10 Effective January 1, 1989 and ending December 31, 1989, a Participant's Account that is eligible to receive a Matching Employer Contribution as of the last day of the Calendar Quarter, shall be credited with a supplemental Matching Employer Contribution of One Hundred Dollars ($100.00). A Participant shall be eligible to receive a supplemental Matching Employer Contribution if said Participant (a) contributes in each month of the quarter,
(b) could not contribute in each month of the quarter due to layoff, or (c) is unable to contribute because his contribution exceeds the maximum amount specified in section 402(g) of the Code as adjusted for changes in the cost of living.

         4.11 Effective July 1, 1990, and ending on the first day of the month during which an Initial Public Offering is completed, a Participant who shall make the election described in Section 4.04 hereof shall be entitled to have made on his behalf an additional Matching Employer Contribution equal to twenty percent (20%) of the amount described in said Section 4.04. Subject to
Section 4.05, additional Matching Employer Contributions to the Plan shall be made either in the form of Company Stock or in the form of cash, which cash amount shall be invested by the Trustee in Company Stock to the extent available.

         Notwithstanding the foregoing, a Participant shall be ineligible to receive all or a portion of the additional Matching Employer Contribution in the event the Participant is a "highly compensated employee" as defined in section 414(q) of the Code and, in the reasonable opinion of the Administrative Committee, allocation of all or a portion of such Matching Employer Contribution would violate section 401(a) or 401(m) of the Code.

ARTICLE V   LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS

         5.01 The amount and allocation of contributions under this Plan shall be subject to several limitations. Those limitations shall be as follows:

         (a) contributions made to the Plan by the Employers pursuant to a Participant's election under Section 3.01 of the Plan shall be subject to the individual dollar limit described in Section
                5.02 hereof;

         (b) contributions made to the Plan by the Employers pursuant to a Participant's election under Section 3.01 of the Plan shall be subject to the deferral percentage limit set forth in Section
                5.03 hereof;

         (c) Matching Employer Contributions made to the Plan shall be subject to the contribution percentage limit set forth in
                Section 5.04 hereof, separately (except as otherwise provided in said Section 5.04) from amounts deferred pursuant to Section
                3.01 hereof;

         (d) the contributions described in paragraphs (b) and (c) above shall be subject to the limit on "multiple use" set forth in
                Section 5.05 hereof;

         (e) all contributions made pursuant to Articles 3 and 4 of the Plan shall, in the aggregate, be subject to the deductibility limit set forth in Section 5.06 hereof; and

         (f) the allocation of all of the foregoing contributions shall, in the aggregate, be subject to the limitation on annual additions set forth in Section 4.08 hereof.

         5.02 The amount of Employer contributions under Article 3 of the Plan with respect to the taxable year of a Participant made pursuant to a Participant's election under Section 3.01 hereof plus similar amounts contributed on a similar basis by any other employer (whether or not related to an Employer) required by law to be aggregated with such contributions under this Plan shall not exceed Seven Thousand Dollars ($7,000.00) plus any increase for cost-of-living after 1989 as determined from time to time pursuant to regulations issued by the Secretary of the Treasury or his delegate pursuant to section 415(d) of the Code.  In the event that the contributions pursuant to
Section 3.01 of the Plan for a Participant's taxable year exceed such limit, the excess contributions together with any earnings allocable to such excess contributions shall be refunded to the Participant by the April 15th next following the close of such taxable year. The amount of any such refund shall be debited to the Participant's Account.

         In the event that the Administrative Committee shall receive notice from a Participant by the March 1 next following the close of a Participant's taxable year that the contributions on behalf of the Participant under Section
3.01 hereof together with similar contributions under plans of other employers shall have exceeded such limit, the Administrative Committee shall cause the amount of excess contributions specified by the Participant together with any earnings allocable to such excess contributions to be refunded to the Participant by the

April 15th next following the receipt of such notice. The amount of any such refund shall be debited to the Participant's Account.

         5.03 The contributions made for a Plan Year pursuant to a Participant's election under Section 3.01 hereof shall be limited so that the average deferral percentage for the Participants who are highly compensated Participants shall not exceed an amount determined based upon the average deferral percentage for the Participants who are not highly compensated Participants, as follows:

           (A)                                                        (B)

    Average Deferral
     Percentage for                                    Limit on Average
    Participants who                                Deferral Percentage for
     are not Highly                                   Highly Compensated
      Compensated                                        Participants
    ----------------                                -----------------------
    Less than 2%                                      2 times Column (A)
    2% or more but less than 8%                       Column (A) plus 2%
    8% or more                                        1.25 times Column (A)

         For purposes of the foregoing, the "deferral percentage" for a Participant for any plan Year shall equal a fraction, the numerator of which shall equal the total of the contributions made on his behalf for such Plan Year pursuant to Section 3.01 hereof and the denominator of which shall equal his Compensation for such Plan Year.

         In addition, all Participant contributions made pursuant to Code section 401(k) under one or more plans that are aggregated with the Plan for purposes of Code sections 401(a)(4) and 410(b) (other than section 410(b)(2)(A)(ii)) shall be treated as though they were made under the Plan.

         5.04 The contributions made for a Plan Year as Matching Employer Contributions pursuant to Article 4 hereof, together with contributions made to the Plan by Participants pursuant to Section 3.02 hereof, shall be limited so that the average contribution percentage for the Participants who are highly compensated Participants shall not exceed an amount determined based upon the average contribution percentage for the Participants who are not highly compensated participants in accordance with the table set forth in Section 5.03 hereof. For purposes of the foregoing, the "contribution percentage" for a Participant for any Plan Year shall equal a fraction, the numerator of which shall equal the fair market value of the Company Stock and/or the amount of money contributed on his behalf for such Plan Year as Matching Employer Contributions pursuant to Article 4 hereof, together with amounts contributed by the Participant pursuant to Section 3.02 hereof, and the denominator of which shall equal his Compensation for such Plan Year. All other terms used in this Section 5.04 shall have the meanings set forth in Section 5.03 hereof.
If, for any Plan Year, the Plan satisfies the requirements of Section 5.03 hereof, then the Employer may elect, in such manner as the Secretary of the Treasury or his delegate may provide, to take into account as additional amounts for purposes of this Section 5.04, amounts contributed to the Plan pursuant to a Participant's election under Section 3.01 hereof.

         In addition, all contributions made pursuant to Code section 401(m) under one or more plans that are aggregated with the Plan for purposes of Code sections 401(a)(4) and 410(b) (other than section 410(b)(2)(A)(ii)) shall be treated as though they were made under the Plan.

         5.05 The contributions made for a Plan Year pursuant to a Participant's election under Section 3.01 plus the Matching Employer Contributions and Supplemental Employee Contributions made for such Plan Year shall be limited so that the sum of the average deferral percentage and the average contribution percentage for the Participants who are highly compensated Participants does not exceed the "aggregate limit." The "aggregate limit" is equal to the greater of (a) and (b) below where:

         (a)    equals the sum of (i) and (ii) below, where:

                (i) equals 1.25 times the greater of the deferral percentage or the contribution percentage for the Participants who are non-highly compensated employees; and

                (ii) equals two (2) percentage points plus the lesser of the deferral percentage or the contribution percentage for the Participants who are non-highly compensated employees. In no event, however, shall this amount exceed twice the lesser of the deferral percentage or the contribution percentage for the Participants who are non-highly compensated employees; and

         (b)    equals the sum of (i) and (ii) below, where:

                (i) equals 1.25 times the lesser of the deferral percentage or the contribution percentage for the Participants who are non-highly compensated employees; and

                (ii) equals two (2) percentage points plus the greater of the deferral percentage or the contribution percentage for the Participants who are non-highly compensated employees. In no event, however, shall this amount exceed twice the greater of the deferral percentage or the contribution percentage for the Participants who are non-highly compensated employees.

         5.06 In no event shall the fair market value of Company Stock and/or the amount of money contributed by the Employer pursuant to Article 4 hereof, together with all amounts contributed by the Employer to the Plan pursuant to Participants' elections under Article 3 hereof, exceed the maximum amount allowable as a deduction under section 404(a)(3) of the Code or any statute of similar import, including the amount of any contribution carry forward allowable under said section 404(a)(3). This limitation shall not apply to contributions which may be required in order to provide the minimum contributions described in Article 18 for any Plan Year in which this Plan is top-heavy, nor shall this limitation apply to contributions which may be required in order to recredit the account of any rehired Participant whose account is to be recredited with previously forfeited amounts as described in
Section 4.02 hereof.

         5.07 In the event that the limitations set forth in Sections 5.02, 5.03, 5.04 or 5.05 shall be exceeded, the Administrative Committee shall take action to reduce future contributions made pursuant to Section 3.01, 3.02 and
Article 4 hereof, as appropriate. Such action may include a reduction in the future rate of deferral pursuant to Section 3.01 hereof or the future rate of contribution pursuant to Section 3.02 hereof of any highly compensated Participant pursuant to any legally permissible procedure. In the event that such action shall fail to prevent the excess, prior contributions made pursuant to Sections 3.01 and 3.02 hereof shall be distributed to the Participant on whose behalf such contribution was made. In the event of such a distribution, the Account of such Participant shall be debited with the amount of such distribution. Excess Matching Employer Contributions may be handled in a like manner. In the event that distributions must be made in order to bring the Plan into compliance with Section 5.03, 5.04 or 5.05 hereof, the Administrative Committee shall reduce the deferral percentage of highly compensated Participants in descending order, beginning with the highly compensated Participant(s) with the highest deferral percentage, until such limitations have been satisfied. In performing such reduction, the reduced deferral percentage of any affected highly compensated Participant shall in no event be lower than that of the highly compensated Participant with the next highest deferral percentage. Any Participant whose deferral percentage is reduced pursuant to this Section 5.07 for any Plan Year shall have the portion of the amounts contributed pursuant to Section 3.01 hereof for such Plan Year which exceeds such reduced percentage plus any income allocable to such excess contributions distributed to him within two and one-half (2-1/2) months after the end of such Plan Year. For purposes of adjusting excess contributions to take into account income and losses to the date of distribution, the income or loss shall be equal to the sum of:

         (a) income or loss for the Plan Year allocable to the Account to which the excess was allocated multiplied by a fraction, the numerator of which is the excess contributions credited to such Account for the Plan Year and the denominator of which is the total account balance without regard to any income or loss occurring during such Plan Year; and

         (b) ten percent (10%) of the amount determined under (a) above multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the fifteenth (15th) of such month.

         In the event that the contribution percentage of any highly compensated Participant(s) must be reduced in order to bring the Plan into compliance with Section 5.04 or 5.05 hereof, the same procedure as is set forth above for reducing Participants' deferral percentages shall apply in reducing their contribution percentages. Any adjustments made in Accounts shall be made in a uniform manner for similarly situated Participants.

ARTICLE VI   INVESTMENT PROVISIONS

         6.01 The Administrative Committee shall direct the Trustee to establish and maintain the following Funds for investment of contributions under this Plan:

         (1) FUND A - AETNA VARIABLE FUND ACCUMULATION ACCOUNT, a registered mutual fund which will be invested under a contract or contracts, approved by the Administrative Committee, between the Trustee and Aetna Life Insurance and Annuity Company for the investment of the Assets of Fund A into a diversified portfolio consisting of common stocks and securities convertible into common stocks.

         (2) FUND B - INTEREST ACCUMULATION FUND, which will be invested under a contract or contracts, approved by the Administrative Committee, between the Trustee and an insurance or other financial company or companies selected by the Administrative Committee. Such contract or contracts shall contain, among other things, provisions relating to the return on investment which such insurance or other financial company or companies shall provide on invested monies, and the repayment of invested monies in the event of distributions, transfers and consolidating transfers made in accordance with the provisions of the Plan or in the event of termination or discontinuance of such contract or contracts or in the event of dissolution or bankruptcy of any such company.

         (3) FUND C - MERRILL LYNCH BASIC VALUE FUND, which will be invested by the Trustee in shares of the Merrill Lynch Basic Value Fund Inc., a diversified, open-ended investment company seeking capital appreciation and, secondarily, income by investing in securities, primarily equities, that the management of Merrill Lynch Basic Value Fund Inc. believes are undervalued and therefore represent basic investment value. Particular emphasis is placed on securities which provide an above-average dividend return and sell at a below-average price earnings ratio.

         (4) FUND D - BANKERS TRUST EQUITY INDEX FUND, which shall be invested by the Trustee in shares of the Equity Index Fund of the General Employee Benefit Trust of Bankers Trust Company, a fund composed of a portfolio of common stocks constructed and maintained with the objective of providing investment results which approximate the overall performance of the common stocks included in the Standard & Poor's Composite Index of 500 stocks.

         (5) EXXON STOCK FUND, which shall consist of shares of the common stock of Exxon Corporation purchased by the Trustee for a Participant under the Fund A Common Stock Fund provision of the Prior Reliance Electric Plan. Participants will not be allowed to elect to have their Salary Reduction Contributions, Supplemental Employee Contributions, Matching Employer Contributions, and Supplemental Employer Contributions invested in the Exxon Stock Fund and the Trustee shall make no investment in the Exxon Stock Fund except for the reinvestment of cash dividends on shares of the common stock of Exxon

                Corporation and the investment of the interest earned by the short term interest fund maintained by the Trustee to generate interest income on cash transactions related to the sale of Exxon shares liquidated for loans, distributions, and withdrawals.

         (6) Company Stock Fund, which, effective January 1, 1990, shall consist of shares of Company Stock which shall be acquired by the Plan pursuant to Sections 4.03, 4.04, 4.11, 6.02, 6.04,
                6.05 and 6.06 hereof. Prior to completion of an Initial Public Offering, the Trustee shall make no other investment in the Company Stock Fund except for the reinvestment of cash dividends on shares of the Company Stock and the investment of cash (and interest thereon) in a short term interest fund maintained by the Trustee for the purpose of generating income on cash transactions related to the purchase or sale of Company Stock pursuant to the Plan. On and after November 30, 1994, the Trustee shall make no acquisitions of Company Stock. Any amounts contributed to the Plan after such date and designated for investment in the Company Stock Fund shall be invested by the Trustee in a short term interest fund maintained by the Trustee.

         (7) Fund E - U.S. Government Fund, which effective September 1, 1992 shall consist of securities backed by the United States Government or its agencies.

         Any direction of the Administrative Committee pursuant to this Section 6.01, and any rules established by the Administrative Committee in connection therewith may at the Administrative Committee's discretion be designed so as to comply, in the sole judgement of the Administrative Committee, with the requirements imposed by section 404(c) of ERISA and regulations thereunder.

         6.02 Salary Reduction Contributions, Supplemental Employee Contributions and, except as otherwise provided in Sections 4.03, 4.04, and
4.11 hereof, Matching Employer Contributions credited to a Participant's Account shall be invested in whole in Fund A, Fund B, Fund C or Fund D, or in 25% increments to such Funds, pursuant to the election of the Participant. Notwithstanding the preceding sentence, effective as of January 1, 1991, Salary Reduction Contributions, Supplemental Employee Contributions and, except as otherwise provided in Sections 4.03, 4.04 and 4.11 hereof, Matching Employer Contributions credited to a Participant's Account shall be invested in whole in Fund A, Fund B, Fund C or Fund D, or in 5% increments to such Funds, pursuant to the election of the Participant. Effective the first day of the month following the completion of an Initial Public Offering, Salary Reduction Contributions and Supplemental Employee Contributions credited to a Participant's Account may also be invested, in whole or in 5% increments, in the Company Stock Fund, pursuant to the election of the Participant. Notwithstanding the second sentence of this Section 6.02 if during the Pendency of an Initial Public Offering,

         (a) a Participant receives a distribution of his Account pursuant to Article 9, or makes a withdrawal from his Account pursuant to Article 10, to the extent the Participant receives an amount of cash representing his interest in the Company Stock Fund, or

         (b) amounts credited to a Participant's Account are forfeited pursuant to Section 8.07, to the extent forfeited amounts represent the Participant's interest in the Company Stock Fund,

such Participant's interest in the Company Stock Fund shall be reallocated among the remaining Participants who receive Matching Employer Contributions with respect to the month in which the distribution or withdrawal occurred and each remaining Participant shall have his investment in the Company Stock Fund increased as though his Matching Employer Contribution for such month was invested in the Company Stock Fund provided, however, that the shares of Company Stock available for reallocation shall be equitably prorated among the remaining Participants based on their relative Matching Employer Contributions for such month and, to the extent applicable, consistent with their elections under Section 4.04 as in effect immediately prior to the commencement of the Pendency of the Initial Public Offering. The Participants assume all risk inherent in investment, including the risk connected with any decrease in the market price or income yield of the securities in said Account.

         Effective as of September 1, 1992, Salary Reduction Contributions, Supplemental Employee Contributions and, except as otherwise provided in Sections 4.03, 4.04 and 4.11 hereof, Matching Employer Contributions credited to a Participants' Account shall be invested in whole in Fund A, Fund B, Fund C, Fund D, Fund E or the Company Stock Fund, or in 5% increments among such Funds pursuant to the election of the Participant.

         6.03 Effective January 1, 1989, a Participant may two (2) times in any Plan Year change any election pursuant to Section 6.02 effective on the First Day of any Calendar Quarter, provided that written notice of such change is received by the Administrative Committee at least thirty (30) days prior to the First Day of such Calendar Quarter. Effective January 1, 1991, a Participant may two (2) times in any Plan Year change any election pursuant to
Section 6.02 effective on the first day of any month, provided that written notice of such change is received by the Administrative Committee at least thirty (30) days prior to the first day of such month. Effective the first day of the month following completion of an Initial Public Offering, a Participant may four (4) times in any Plan Year (but not more frequently than once in any three (3) month period) change any election pursuant to Section 6.02, effective on the first day of any calendar month, provided that written notice of such change is received by the Administrative Committee at least thirty (30) days prior to the first day of such month (unless such notice requirement is waived by the Administrative Committee).

         Effective January 1, 1994, a Participant may change any election pursuant to Section 6.02, effective on the first day of any calendar month, in accordance with the rules and procedures established by the Administrative Committee or its delegate, uniformly and nondiscriminatorily applied.

         6.04 Effective January 1, 1989, a Participant or Inactive Participant (and effective January 1, 1991, any Former Participant) shall be permitted two (2) times during a Plan Year to direct a change with respect to the existing balance of his Account in Fund A, Fund B, Fund C, Fund D, the Exxon Stock Fund, or the Company Stock Fund (subject to the subsequent provisions of this Section 6.04) in accordance with the rules and procedures established by the Administrative Committee, uniformly and nondiscriminatorily applied. Effective the first day of the month following completion of an Initial Public Offering, a Participant, Inactive Participant or Former Participant shall be permitted four (4) times in any Plan Year (but not more frequently than once in any three (3) month period) to direct a change with respect to the existing balance of his Account in Fund A, Fund B (subject to subsequent provisions of this Section 6.04), Fund C, Fund D, the Exxon Stock Fund or the Company Stock Fund (subject to the subsequent provisions of this Section 6.04), in accordance with the rules and procedures established by the Administrative Committee, uniformly and nondiscriminatorily applied. Effective January 1, 1994, a Participant may direct a change with respect to the existing balance of his Account in Fund A, Fund B (subject to subsequent provisions of this Section 6.04), Fund C, Fund D, Fund E (subject to subsequent provisions of this Section 6.04), the Exxon Stock Fund or the Company Stock Fund (subject to the subsequent provisions of this Section 6.04), in accordance with the rules and procedures established by the Administrative Committee, uniformly and nondiscriminatorily applied. A Participant, Inactive Participant or Former Participant shall only be permitted to direct a change with respect to the existing balance of his Account which is invested in Fund B and Fund E to the extent permitted under the contract or contracts entered into pursuant to Sections 6.01(1) and (7). Prior to November 30, 1994, a Participant, Inactive Participant or Former Participant shall not be permitted to direct a change with respect to the existing balance of his Account which is invested in the Company Stock Fund except to the extent such balance was derived from some source other than Matching Employer Contributions. Notwithstanding any other provision of the Plan, the Administrative Committee shall have the authority, in its sole discretion, to place such restrictions upon the investment directions of any person who is subject to section 16(b) of the Securities Exchange Act of 1934, as amended (an "Insider"), as shall be necessary or desirable to facilitate compliance with said section 16(b) and rules and regulations issued thereunder. Such restrictions shall include, but not be limited to:

         (a) a requirement that investment directions relating to the Company Stock Fund shall be given by Insiders only on a semi-annual date (see below) which is at least six (6) months after the date of the most recent investment direction received from said Insider relating to the Company Stock Fund; and

         (b) in the event an Insider shall receive shares of Company Stock in connection with a withdrawal pursuant to Article 10 hereof, a prohibition on such Insider directing the investment of amounts credited to his accounts into or out of the Company Stock Fund during the six (6) month period commencing on the date of such withdrawal.

         The words "semi-annual date" shall mean a date which is within the period that begins on the third business day following the date on which the Company's first fiscal quarter and third fiscal quarter summary statements of sales and earnings respectively shall be released, and which ends on the twelfth business day following each such release date.

         6.05 Notwithstanding Section 6.04 above, during the Pendency of the Initial Public Offering under uniform rules and procedures prescribed by the Administrative Committee and subject to such terms and conditions as the Administrative Committee may prescribe,

Participants may be permitted to direct that amounts which are credited to their Accounts and invested in Fund A, Fund B, Fund C, Fund D, or the Exxon Stock Fund instead be invested in the Company Stock Fund. In the event that Participants are permitted to reallocate their Account balances among the existing investment funds pursuant to the preceding sentence so that Company Stock may be purchased for their Accounts in the Initial Public Offering, the Administrative Committee shall promulgate uniform rules and procedures so that the available shares of Company Stock which may be purchased in the Initial Public Offering will be allocated among the Accounts of all similarly situated Participants in a fair and equitable manner; provided, however, that no Former Participant may direct that any amounts credited to his Account which are not already invested in the Company Stock Fund be transferred to the Company Stock Fund for the purpose of purchasing shares of Company Stock in the Initial Public Offering.

         6.06 Except as provided in Sections 4.03, 4.04, 4.05, and 4.11 hereof, Matching Employer Contributions with respect to a Participant's Account shall be credited to the same fund as the other contributions which are credited to the Participant's Account. Cash dividends and the cash proceeds of any other distributions received on funds held in Fund A, Fund C, Fund D, the Exxon Stock Fund or the Company Stock Fund shall be invested in accordance with the terms of Fund A, Fund C, Fund D, the Exxon Stock Fund or the Company Stock Fund. The return on investment of Fund B shall be invested in accordance with the terms of Fund B.

         6.07 Before an annual or special meeting of its shareholders, Exxon Corporation shall furnish to each Participant, Inactive Participant and Former Participant who is participating in the Exxon Stock Fund at such time, a proxy form with related material and a request that the proxy be signed and returned. Upon receipt of the signed proxy, the shares credited to the Participant's Account in the Exxon Stock Fund shall be voted in the manner directed. Any shares as to which no proxy is received may be voted by the Trustee in its discretion.

         Effective November 1, 1994 and except as otherwise provided in Section 6.07(c) below, all voting rights on shares of the common stock of Exxon Corporation ("Exxon Stock") held by the Trustee shall be exercised by the Trustee only as directed by the Participants, Inactive Participants and Former Participants (or their Beneficiaries) who have shares of Exxon Stock allocated to their Accounts in the Exxon Stock Fund, acting in their capacity as named fiduciaries (within the meaning of section 402 of ERISA), in accordance with the following provisions of this Section 6.07. For purposes of this Section 6.07, the number of shares of Exxon Stock credited to a Participant's, Inactive Participant's or Former Participant's Account in the Exxon Stock Fund shall be determined as of the most recent Valuation Date for which information is readily available.

         (a) As soon as practicable before each annual or special shareholders' meeting of the Exxon Corporation, the Trustee shall furnish to each Participant, Inactive Participant or Former Participant (or his Beneficiary) a copy of the proxy solicitation material sent generally to shareholders, together with a form to be returned to the Trustee requesting confidential instructions from the Participant, Inactive Participant or Former Participant (or his Beneficiary), acting in his capacity as a named fiduciary (within the meaning of section 402 of ERISA), on how the shares of Exxon Stock credited to such individual's Account in the Exxon Stock Fund (including fractional shares to 1/1000th of a share) are to be voted by the Trustee. The materials furnished to the Participants, Inactive Participants and Former Participants (or their Beneficiaries) shall include a notice from the Trustee explaining each such individual's right to instruct the Trustee with respect to the voting of shares of Exxon Stock. Upon timely receipt of such instructions, the Trustee (after combining votes of fractional shares to give effect to the greatest extent to instructions received) shall vote the shares as instructed.

         (b) With respect to all corporate matters submitted to shareholders, each Participant, Inactive Participant and Former Participant who has shares of Exxon Stock credited to his Account in the Exxon Stock Fund, acting as a named fiduciary (within the meaning of section 402 of ERISA), shall be entitled to direct the voting of shares of Exxon Stock (including fractional shares to 1/1000th of a share) credited to his Account in the Exxon Stock Fund. With respect to shares of Exxon Stock credited to the Account of a deceased Participant, Inactive Participant or Former Participant, such individual's Beneficiary shall be entitled to direct the voting with respect to such shares.

         (c) Any shares of Exxon Stock in the Exxon Stock Fund for which voting instructions are not timely received by the Trustee, as well as Exxon Stock Fund shares credited or to be credited to Accounts in the Exxon Stock Fund after the Valuation Date identified under the first paragraph of this Section, shall be voted by the Trustee in its discretion.

         (d) The instructions received by the Trustee from Participants, Inactive Participants and Former Participants (or their Beneficiaries) shall be held by the Trustee in strict confidence and shall not be divulged or released to any person including directors, officers or employees of Exxon Corporation, except as otherwise required by law.

         6.08 The shares of Company Stock allocated to Participants' Accounts shall be made subject to that certain Voting Trust Agreement dated as of April 8, 1987 between certain of the Company's shareholders and the Voting Trustees named therein. The Voting Trustees under the Voting Trust Agreement shall have the full power and discretion to vote or to give or withhold consent in respect of any and all shares of Company Stock held in the Company Stock Fund for all matters which shall be submitted to the stockholders of the Company for their approval or consent.

         If the shares of Company Stock held in the Company Stock Fund are Publicly Traded, then the Company shall furnish to each Participant, Inactive Participant and Former Participant who is participating in the Company Stock Fund at such time, before an annual or special meeting of its shareholders, a proxy form with related material and a request that the proxy be signed and returned. Upon receipt of the signed proxy, the shares credited to the

Participant's Account in the Company Stock Fund shall be voted in the manner directed. Any shares as to which no proxy is received may be voted by the Trustee in its discretion.

         Effective November 1, 1994 and except as otherwise provided in Section 6.08(c) below, all voting rights on shares of Company Stock held by the Trustee shall be exercised by the Trustee only as directed by the Participants, Inactive Participants and Former Participants (or their Beneficiaries) who have shares of Company Stock allocated to their Accounts in the Company Stock Fund, acting in their capacity as named fiduciaries (within the meaning of section 402 of ERISA), in accordance with the following provisions of this Section
6.08. For purposes of this Section 6.08, the number of shares of Company Stock credited to a Participant's, Inactive Participant's or Former Participant's Account in the Company Stock Fund shall be determined as of the most recent Valuation Date for which information is readily available.

         (a) As soon as practicable before each annual or special shareholders' meeting of the Company, the Trustee shall furnish to each Participant, Inactive Participant or Former Participant (or his Beneficiary) a copy of the proxy solicitation material sent generally to shareholders, together with a form to be returned to the Trustee requesting confidential instructions from the Participant, Inactive Participant or Former Participant (or his Beneficiary), acting in his capacity as a named fiduciary (within the meaning of section 402 of ERISA), on how the shares of Company Stock credited to such individual's account in the Company Stock Fund (including fractional shares to 1/1000th of a share) are to be voted by the Trustee. The materials furnished to the Participants, Inactive Participants and Former Participants (or their Beneficiaries) shall include a notice from the Trustee explaining each such individual's right to instruct the Trustee with respect to the voting of shares of Company Stock. Upon timely receipt of such instructions, the Trustee (after combining votes of fractional shares to give effect to the greatest extent to instructions received) shall vote the shares as instructed.

         (b) With respect to all corporate matters submitted to shareholders, each Participant, Inactive Participant and Former Participant who has shares of Company Stock credited to his Account in the Company Stock Fund, acting as a named fiduciary (within the meaning of section 402 of ERISA), shall be entitled to direct the voting of shares of Company Stock (including fractional shares to 1/1000th of a share) credited to his Account in the Company Stock Fund. With respect to shares of Company Stock credited to the Account of a deceased Participant, Inactive Participant or Former Participant, such individual's Beneficiary shall be entitled to direct the voting with respect to such shares.

         (c) Any shares of Company Stock in the Company Stock Fund for which voting instructions are not timely received by the Trustee, as well as Company Stock Fund shares credited or to be credited to Accounts in the Company Stock Fund after the Valuation Date identified under the first paragraph of this Section, shall be voted by the Trustee in its discretion.

         (d) The instructions received by the Trustee from Participants, Inactive Participants and Former Participants (or their Beneficiaries) shall be held by the Trustee in strict confidence and shall not be divulged or released to any person including directors, officers or employees of the Company, except as otherwise required by law.

         6.09 Effective November 1, 1994 and except as otherwise expressly provided in the Plan or the Trust, the Trustee shall not sell, alienate, encumber, pledge, transfer or otherwise dispose of or tender or withdraw, any shares of Exxon Stock held by it under the Plan. Except as otherwise provided in Section 6.09(c), all tender or exchange decisions with respect to Exxon Stock shall be made by the Trustee only as directed by the Participants, Inactive Participants and Former Participants (or their Beneficiaries) who have shares of Exxon Stock allocated to their Accounts in the Exxon Stock Fund, acting in their capacity as named fiduciaries (within the meaning of section 402 of ERISA), in accordance with the following provisions of this Section
6.09. For purposes of this Section 6.09, the number of shares of Exxon Stock credited to Accounts in the Exxon Stock Fund shall be determined as of the most recent Valuation Date for which information is readily available.

         (a) In the event an offer shall be received by the Trustee (including a tender offer for shares of Exxon Stock subject to section 14(d)(1) of the Securities Exchange Act of 1934 or subject to Rule 13e-4 promulgated under such Act, as those provisions may from time to time be amended) to purchase or exchange any shares of Exxon Stock held by the Trustee, the Trustee shall advise each Participant, Inactive Participant and Former Participant (or Beneficiary) who has shares of Exxon Stock credited to his Account in the Exxon Stock Fund in writing of the terms of the offer as soon as practicable after its commencement and shall furnish each such individual with a form by which he may instruct the Trustee confidentially whether or not to tender or exchange shares of Exxon Stock credited to such individual's Account in the Exxon Stock Fund (including fractional shares to 1/1000th of a share). The materials furnished to Participants, Inactive Participants and Former Participants (or their beneficiaries) who have shares of Exxon Stock credited to their Accounts in the Exxon Stock Fund shall include:

                (i) a notice from the Trustee explaining the Participants', Inactive Participants' and Former Participants' (or their Beneficiaries') rights to instruct the Trustee with respect to shares of Exxon Stock credited to their Accounts in the Exxon Stock Fund; and

                (ii) such related documents as are prepared by any person and provided to the shareholders of Exxon Corporation pursuant to the Securities Exchange Act of 1934.

                The Trustee may also provide Participants, Inactive Participants and Former Participants (or their Beneficiaries) with such other material concerning the tender or exchange offer as the Trustee in its discretion determines to be appropriate.

         (b) Each Participant, Inactive Participant and Former Participant who has shares of Exxon Stock credited to his Account in the Exxon Stock Fund, as a named fiduciary (within the meaning of section 402 of ERISA), shall be entitled to direct the Trustee whether or not to tender or exchange shares of Exxon Stock credited to his Account in the Exxon Stock Fund (including fractional shares to 1/1000th of a share). With respect to shares of Exxon Stock credited to the Account of a deceased Participant, Inactive Participant or Former Participant, such individual's Beneficiary shall be entitled to direct the Trustee whether or not to tender or exchange such shares as if such Beneficiary were the Participant, Inactive participant or Former Participant, as applicable.

         (c) With respect to any shares of Exxon Stock in the Exxon Stock Fund for which tender or exchange decisions are not timely received by the Trustee, as well as Exxon Stock Fund shares credited or to be credited to Accounts in the Exxon Stock Fund after the Valuation Date identified under the first paragraph of this Section 6.09, the Trustee shall decide in its discretion whether or not to tender or exchange such shares.

         (d) The instructions received by the Trustee from Participants, Inactive Participants and Former Participants (or their Beneficiaries) shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including directors, officers or employees of Exxon Corporation, except as otherwise required by law.

         (e) In the event, under the terms of a tender offer or otherwise, any shares of Exxon Stock rendered for sale, exchange or transfer pursuant to such offer may be withdrawn from such offer, the Trustee shall follow such instructions respecting the withdrawal of such shares from such offer in the same manner as shall be timely received by the Trustee from Participants, Inactive Participants and Former Participants (or their Beneficiaries) entitled under this Section 6.09 to give instructions as to the sale, exchange or transfer of shares of Exxon Stock pursuant to such offer, acting in their capacity as named fiduciaries (within the meaning of section 402 of ERISA).

         (f) In the event that an offer for fewer than all of the shares of Exxon Stock held by the Trustee shall be received by the Trustee, the total number of shares of Exxon Stock that the Plan sells, exchanges or transfers pursuant to such offer shall be allocated among the Accounts in the Exxon Stock Fund on a pro rata basis in accordance with the directions received from Participants, Inactive Participants and Former Participants (or their Beneficiaries) with respect to shares of Exxon Stock credited to their Accounts in the Exxon Stock Fund.

         (g) In the event an offer shall be received by the Trustee and instructions shall be solicited from Participants, Inactive Participants and Former Participants (or their Beneficiaries) pursuant to Sections 6.09(a) through (f) hereof regarding such offer, and, prior to the termination of such offer, another offer or a proxy solicitation is received by the Trustee for the shares of Exxon Stock subject to the first offer, the Trustee shall use its best efforts under the circumstances to solicit instructions from the Participants, Inactive Participants and Former Participants (or their Beneficiaries) who have Exxon Stock credited to their Accounts in the Exxon Stock Fund, in their capacity as named fiduciaries (within the meaning of section 402 of ERISA):

                (i) with respect to shares of Exxon Stock tendered for sale, exchange or transfer pursuant to the first offer, whether to withdraw such tender, if possible, and, if withdrawn, whether to tender or otherwise act regarding any shares of Exxon Stock so withdrawn for sale, exchange or transfer pursuant to the second offer or solicitation, and

                (ii) with respect to shares of Exxon Stock not tendered for sale, exchange or transfer pursuant to the first offer, whether to tender or not to tender, or otherwise act regarding such shares of Exxon Stock for sale, exchange or transfer pursuant to the second offer or solicitation.

                The Trustee shall follow all such instructions received in a timely manner from Participants, Inactive Participants and Former Participants (or their Beneficiaries) in the same manner and in the same proportion as provided in Sections 6.09(a) through (f) hereof. With respect to any further offer for any Exxon Stock received by the Trustee and subject to any earlier offer (including successive offers from one or more existing offerors), the Trustee shall act in the same manner as described above in this Section 6.09(g).

         6.10 Effective November 1, 1994 and except as otherwise expressly provided in the Plan or the Trust, the Trustee shall not sell, alienate, encumber, pledge, transfer or otherwise dispose of or tender or withdraw, any shares of Company Stock held by it under Plan. Except as otherwise provided in
Section 6.10(c), all tender or exchange decisions with respect to Company Stock shall be made by the Trustee only as directed by the Participants, Inactive Participants and Former Participants (or their Beneficiaries) who have shares of Company Stock allocated to their Accounts in the Company Stock Fund, acting in their capacity as named fiduciaries (within the meaning of section 402 of ERISA), in accordance with the following provisions of this Section 6.10. For purposes of this Section 6.10, the number of shares of Company Stock credited to Accounts in the Company Stock Fund shall be determined as of the most recent Valuation Date for which information is readily available.

         (a) In the event an offer shall be received by the Trustee (including a tender offer for shares of Company Stock subject to section 14(d)(1) of the Securities Exchange Act of 1934 or subject to Rule 13e-4 promulgated under such Act, as those provisions may from time to time be amended) to purchase or exchange any shares of Company Stock held by the Trustee, the Trustee shall advise each Participant, Inactive Participant and Former Participant (or their Beneficiary) who has shares of Company Stock credited to his Account in the Company Stock Fund in writing of the terms of the offer as soon as practicable after its commencement and shall furnish each such individual with a form by which he may instruct the Trustee confidentially whether or not to tender or exchange shares of Company Stock credited to such individual's Account in the Company Stock Fund (including fractional shares to 1/1000th of a share). The materials furnished to Participants, Inactive Participants and Former Participants (or their Beneficiaries) who have shares of Company Stock credited to their accounts in the Company Stock Fund shall include:

                (i) a notice from the Trustee explaining the Participants', Inactive Participants' and Former Participants' (or their Beneficiaries') rights to instruct the Trustee with respect to shares of Company Stock credited to their Accounts in the Company Stock Fund; and

                (ii) such related documents as are prepared by any person and provided to the shareholders of the Company pursuant to the Securities Exchange Act of 1934.

                The Company and the Trustee may also provide Participants, Inactive Participants and Former Participants (or their Beneficiaries) with such other material concerning the tender or exchange offer as the Trustee or the Company in their discretion determine to be appropriate; provided, however, that prior to any distribution of materials by the Company, the Trustee shall be furnished with complete copies of all such materials.

         (b) Each Participant, Inactive Participant and Former Participant who has shares of Company Stock credited to his Account in the Company Stock fund, as a named fiduciary (within the meaning of section 402 of ERISA), shall be entitled to direct the Trustee whether or not to tender or exchange shares of Company stock credited to his Account in the Company Stock Fund (including fractional shares of 1/1000th of a share). With respect to shares of Company Stock credited to the Account of a deceased Participant, Inactive Participant or Former Participant, such individual's Beneficiary shall be entitled to direct the Trustee whether or not to tender or exchange such shares as if such Beneficiary were the Participant, Inactive Participant or Former Participant, as applicable.

         (c) With respect to any shares of Company Stock in the Company Stock fund for which tender or exchange decisions are not timely received by the Trustee, as well as Company Stock Fund shares credited or to be credited to Accounts in the Company Stock Fund after the Valuation Date identified under the first paragraph of this Section 6.10, the Trustee shall decide in its discretion whether or not to tender or exchange such shares.

         (d) The instructions received by the Trustee from Participants, Inactive Participants and Former Participants (or their Beneficiaries) shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including directors, officers or employees of the Company, except as otherwise required by law.

         (e) In the event, under the terms of a tender offer or otherwise, any shares of Company Stock tendered for sale, exchange or transfer pursuant to such offer may be withdrawn from such offer, the Trustee shall follow such instructions respecting the withdrawal of such shares from such offer in the same manner as shall be timely received by the Trustee from Participants, Inactive Participants and Former Participants (or their Beneficiaries) entitled under this Section 6.10 to give instructions as to the sale, exchange or transfer of shares of Company Stock pursuant to such offer, acting in their capacity as named fiduciaries (within the meaning of section 402 of ERISA).

         (f) In the event that an offer for fewer than all of the shares of Company Stock held by the Trustee shall be received by the Trustee, the total number of shares of Company Stock that the Plan sells, exchanges or transfers pursuant to such offer shall be allocated among the Accounts in the Company Stock Fund on a pro rata basis in accordance with the directions received from Participants, Inactive Participants and Former Participants (or their Beneficiaries) with respect to shares of Company Stock credited to their Accounts in the Company Stock Fund.

         (g) In the event an offer shall be received by the Trustee and instructions shall be solicited from Participants, Inactive Participants and Former Participants (or their Beneficiaries) pursuant to Sections 6.10(a) through (f) hereof regarding such offer, and, prior to the termination of such offer, another offer or a proxy solicitation is received by the Trustee for the shares of Company Stock subject to the first offer, the Trustee shall use its best efforts under the circumstances to solicit instructions from the Participants, Inactive Participants and Former Participants (or their Beneficiaries) who have Company Stock credited to their Accounts in the Company Stock Fund, in their capacity as named fiduciaries (within the meaning of section 402 of ERISA):

                (i) with respect to shares of Company Stock tendered for sale, exchange or transfer pursuant to the first offer, whether to withdraw such tender, if possible, and, if withdrawn, whether to tender or otherwise act regarding any shares of Company Stock so withdrawn for sale, exchange or transfer pursuant to the second offer or solicitation, and

                (ii) with respect to shares of Company Stock not tendered for sale, exchange or transfer pursuant to the first offer, whether to tender or not to tender, or otherwise act regarding such shares of Company Stock for sale, exchange or transfer pursuant to the second offer or solicitation.

                The Trustee shall follow all such instructions received in a timely manner from Participants, Inactive Participants and Former Participants (or their Beneficiaries) in the same manner and in the same proportion as provided in Sections 6.10(a) through (f) hereof. With respect to any further offer for any Company Stock received by the Trustee and subject to any earlier offer

                (including successive offers from one or more existing offerors), the Trustee shall act in the same manner as described above in this Section 6.10(g).

         6.11 Notwithstanding anything to the contrary in this Article 6, the Administrative Committee or Trustee may decline to follow any investment direction which, if implemented:

         (a) would not be in accordance with the Plan and/or the Trust documents;

         (b) would cause the indicia of ownership of Trust assets to be maintained outside the jurisdiction of the United States District Courts;

         (c)    would jeopardize the Trust's tax-qualified status;

         (d) could result in a loss in excess of the balance of the Participant's, Inactive Participant's, Former Participant's, or Beneficiary's Accounts;

         (e)    would cause this Plan or the Trust to engage in:

                (i) a sale or exchange with the Company (except as with respect to certain qualifying employer securities as defined in section 407(d)(5) of ERISA which meet the requirements of section 408(e) of ERISA and 29 CFR
                        Section 2550.404c-1(d)(2)(ii)(E)(4);

                (ii) a lease between this Plan or the Trust and the Company or a loan to the Company;

                (iii)   acquisition or sale of real property of the Company; or

                (iv) acquisition or sale of securities of the Company other than certain qualifying employer securities as defined in section 407(d)(5) of ERISA which meet the requirements of section 408(e) of ERISA and 29 CFR
                        Section 2550.404c-1(d)(2)(ii)(E)(4);

         (f)    would result in a prohibited transaction within the meaning of section 4975 of the Internal Revenue Code or section 406 of ERISA; or

         (g)    would generate income taxable to the Trust.

         Any rules established by the Administrative Committee pursuant to this
Section 6.11 shall apply to all Participants, Inactive Participants and Former Participants and Beneficiaries in a uniform and nondiscriminatory manner.

ARTICLE VII   VALUATION OF ACCOUNTS

         7.01 The Administrative Committee shall determine the value of each Participant's account based on the fair market value of Funds A, B, C, D, E, the Exxon Stock Fund and, to the extent Company Stock is Publicly Traded, the Company Stock Fund not less frequently than as of the end of each month. To the extent Company Stock is not Publicly Traded, the Administrative Committee shall determine the fair market value of the Company Stock Fund not less frequently than annually as of a uniform Appraisal Date.

         7.02 In making any determination under Section 7.01 as to the fair market value of any shares of Company Stock which are not Publicly Traded and are held as part of the Company Stock Fund hereunder, the Administrative Committee shall obtain one or more appraisals by independent appraisers meeting the requirements of regulations issued under section 170(a)(1) of the Code, and to the extent any Participant's Account is invested in the Company Stock Fund, to that extent its value on any date shall be based on the fair market value of a share of Company Stock determined by the Administrative Committee as of the most recent Appraisal Date.

         7.03 As soon as practicable following the end of each Plan Year, and at such other times as the Administrative Committee deems appropriate, the Administrative Committee shall deliver or mail to each Participant, Inactive Participant, Former Participant and Beneficiary who is entitled to receive a benefit under the Plan a statement setting forth the fair market value of his Account in Funds A, B, C, D, E, the Exxon Stock Fund and the Company Stock Fund as of the end of such Plan Year.

ARTICLE VIII   VESTING

         8.01 Each Participant, Inactive Participant, Former Participant and Beneficiary shall be fully and immediately vested in that portion of his Account which is attributable to any contributions made by him or on his behalf except that portion of his Account which is attributable to Matching Employer Contributions made pursuant to Sections 4.01, 4.02, 4.10 and 4.11 hereof.

         8.02 Except as set forth elsewhere in this Article 8, each Participant, Inactive Participant and Former Participant shall be 100% (fully) vested after completion of three (3) Years of Vested Service in the value of the Matching Employer Contributions credited or to be credited to his Account pursuant to Sections 4.01, 4.02, 4.10 and 4.11 hereof.

         8.03 In determining a Participant's Period of Service, for the purpose of determining under Section 8.02 the total Years of Vested Service of a Participant, the Plan shall take into account Periods of Severance if the Participant completes an Hour of Service within twelve (12) months:

         (a) of his Severance from Service Date, in the case of a Participant who severs from service by reason of a quit, discharge or retirement; or

         (b) of the date on which he was first absent from service, in the case of a Participant who severs from service by reason of a quit, discharge or retirement during an absence from service of 12 months or less for any reason other than a quit, discharge or retirement.

         8.04 For the purpose of determining under Section 8.02 the total Years of Vested Service a Participant has completed, all of the Participant's Period of Service (including Periods of Severance required to be taken into account under Section 8.03) with an Employer shall be taken into account, except that the following shall be disregarded:

         (a) In the case of a Participant who has a One Year Period of Severance, Periods of Service before such severance, unless and until such Participant has completed a one year Period of Service after he is rehired by an Employer;

         (b) in the case of a Participant who does not have a Vested Interest, under Section 8.02, when he terminates employment with an Employer, and who has a One Year Period of Severance, Periods of Service before such severance, unless the Participant's Period of Service prior to such severance exceeds his consecutive Periods of Severance; and

         (c) Periods of Service after a One Year Period of Severance solely for the purpose of determining the nonforfeitable percentage applicable to the Participant, under Section 8.02, prior to such One Year Period of Severance.

         (d) If a Former Employee is reemployed, his Period of Service prior to such Severance from Service Date shall be restored only if the number of consecutive one year Periods of Severance, prior to such reemployment, was less than the greater of (i) five (5) or
                (ii) the aggregate number of years of Periods of Service before such Severance from Service Date. An Employee whose prior service is restored shall receive service from the date of reemployment.

         8.05 If a Former Participant who was not fully vested at the time of his Severance from Service Date is deemed to have received a single lump sum distribution upon his becoming a Former Participant, in accordance with
Section 8.07 hereof, upon rehire of such Former Participant his Period of Service with respect to which such a distribution was made shall be disregarded for the purpose of Section 8.02, unless he is rehired prior to his incurring five (5) consecutive One Year Periods of Severance.

         8.06 Notwithstanding the provisions of Section 8.02, Participants and Inactive Participants shall become fully vested in Matching Employer Contributions credited to their Accounts at:

         (a)    Normal Retirement Age,

         (b)    Early Retirement Date,

         (c)    Disability Date,

         (d)    death,

         (e)    termination of the Plan,

         (f) complete discontinuance of Matching Employer Contributions to the Plan, or

         (g) termination of employment due to the closing or divestment (including the closing of a plant or facility) of any Employer (but only with respect to Eligible Employees of such Employer).

         8.07 If a Participant's Vested Interest is less than 100% of the amount credited to his Account, an amount equal to the excess of:

         (a)    the amount credited to his Account; over

         (b)    his Vested Interest;

shall be forfeited as of the first to occur of (i) the date on or after the Participant's Severance from Service Date on which the Participant receives a distribution of his Account pursuant to Article 8 hereof, or (ii) the date on which the Participant incurs five (5) consecutive One Year Periods of Severance, or (iii) the date the Participant dies. Notwithstanding the preceding provisions of this Section 8.07, if a Participant's Vested Interest under the Plan is zero (0), then such Participant shall be deemed to have received a lump sum distribution from the Plan in such amount in full discharge of the Plan's liability in respect to payment of his Account and the amount credited to his Account shall be forfeited. Such distribution and such forfeiture shall be deemed to have occurred on the date of the Participant's Severance from Service Date. Any forfeiture shall be used to reduce the Matching Employer Contributions which are otherwise required to be made on and after the date of forfeiture.

ARTICLE IX   DISTRIBUTION OF BENEFITS

         9.01 A Participant who retires can elect to receive a distribution of his Account in a single lump sum distribution (a) as soon as practicable following his date of retirement, (b) during the month of January which immediately follows the calendar year in which he retires, (c) if Company Stock is not then Publicly Traded, as soon as practicable following the first to occur of either completion of the next appraisal of Company Stock which occurs after his retirement or the date Company Stock becomes Publicly Traded, or (d) except as provided in Section 9.08, on any date on or after his attainment of age 65.

         A Participant who separates from service prior to his Normal Retirement Date or Early Retirement Date can elect to receive a distribution of his Vested Interest in a single lump sum (a) as soon as practicable following his Severance from Service Date, (b) if Company Stock is not then Publicly Traded, as soon as practicable following the first to occur of either completion of the next appraisal of Company Stock which occurs after his Severance from Service Date or the date Company Stock becomes Publicly Traded,
(c) except as provided in Section 9.08 on any date on or after his attainment of age 65, or (d) if the Participant has completed ten (10) Years of Credited Service, on his 55th birthday.

         Notwithstanding the foregoing, if a Participant retires or separates from service and, prior to the time he elects to receive a distribution of his Account pursuant to this Section 9.01 above, the Pendency of an Initial Public Offering commences, then, in addition to the choices of the Participant is given under this Section 9.01 above, the Participant may elect to receive his Vested Interest either:

         (a) in two distributions, with the value of his Account which is not invested in the Company Stock Fund distributed to him as soon as practicable following his retirement or Severance from Service Date, and the value of his Account which is invested in the Company Stock Fund distributed to him as soon as practicable following the end of the Pendency of the Initial Public Offering; or

         (b) in a single lump sum distribution as soon as practicable following the end of the Pendency of the Initial Public Offering.

         Notwithstanding the foregoing, if the value of a Participant's Account does not exceed and at the time of any prior distribution did not exceed $3,500, distribution shall be made to such Participant in the form of a single lump sum distribution as soon as practicable following his retirement or Severance from Service Date; provided, however, that if such a Participant retires or separates from service during the Pendency of an Initial Public Offering, such a Participant may elect to receive his Vested Interest:

         (a) in a single lump sum distribution as soon as practicable following his retirement or Severance from Service Date, or

         (b) in two distributions, with the value of his account which is not invested in the Company Stock Fund distributed to him as soon as practicable following his retirement or Severance from Service Date, and the value of his Account which is invested in the Company Stock Fund distributed to him as soon as practicable following the end of the Pendency of the Initial Public Offering; or

         (c) in a single lump sum distribution as soon as practicable following the end of the Pendency of the Initial Public Offering.

         9.02   If a Participant has elected a time of distribution pursuant to
Section 9.01 and, after such election is made and prior to the time the distribution is made, the Pendency of an Initial Public Offering commences, if such distribution is scheduled to be made while the Pendency of the Initial Public Offering exists, such Participant may elect to either:

         (a)    receive his distribution at the scheduled date; or

         (b) receive the value of his Vested Interest, to the extent it is not invested in the Company Stock Fund, on the scheduled date, and the value of his Vested Interest, to the extent it is invested in the Company Stock Fund, as soon as practicable following the end of the Pendency of the Initial Public Offering.

         (c) receive his entire distribution at the end of the Pendency of the Initial Public Offering.

         9.03 A Participant generally shall receive payment of his entire Vested Interest in the form of cash; provided, however, that if sufficient cash is not available to make cash distributions to all similarly situated Participants who have a Vested Interest in the Exxon Fund and/or the Company Stock Fund, the Administrative Committee shall have the discretion to direct the Trustee to make distributions to such Participants in the form of whole shares of Exxon Stock and/or Company Stock, as appropriate, plus cash for the value of any fractional shares. In addition, any Participant may elect in writing to receive that portion of his Vested Interest in the Exxon Fund in whole shares of Exxon Stock, plus cash for the value of any fractional shares. If Company Stock is Publicly Traded, any Participant may elect in writing to receive that portion of his Vested Interest which is invested in the Company Stock Fund in whole shares of Company Stock, plus cash for the value of any fractional shares.

         9.04 Participants who Sever from Service or retire shall be required to complete such forms as the Administrative Committee shall prescribe.

         9.05 If a Participant, Inactive Participant or Former Participant shall die before complete distribution of his Vested Interest, the undistributed balance of such Vested Interest shall be distributed to his Beneficiary.

         9.06 Each Participant shall have the right from time to time to file with the Administrative Committee:

         (a)    a designation of Beneficiary to receive death benefits, and

         (b) a direction to the Administrative Committee that the death benefits are to be distributed to his Beneficiary:

                (i)     in the form of a lump sum distribution; or

                (ii) in approximately equal annual installments over more than one (1) year but not more than five (5) years; subject to any generally applicable restrictions in the Plan.

         9.07 Any distribution made hereunder to a distributee after December 31, 1992 shall be made directly to such distributee unless he elects a direct rollover pursuant to the second paragraph of this Section 9.07; provided, however, that the distributee must acknowledge in writing that he understands that any payment after December 31, 1992 which includes more than Two Hundred Dollars ($200.00) in cash and which, under section 402(c) of the Code, is eligible to be rolled over to an eligible retirement plan will be subject to withholding taxes.

         After December 31, 1992 each distributee shall have the right to direct that any distribution which, under section 402(c) of the Code, qualifies as an eligible rollover distribution be transferred directly to an eligible retirement plan. A distributee may direct that part of the distribution be transferred directly to an eligible retirement plan and the balance be paid to him. A distributee is not permitted to direct that his distribution be transferred directly to more than one eligible retirement plan. In the event that a distributee fails to make any direction, the distribution shall be paid directly to him after deduction of appropriate withholding taxes.

         Unless the context otherwise indicates, the following terms shall have the following meanings whenever used in this Section 9.07:

         (a) "eligible rollover distribution" shall mean any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:

                (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten (10) years or more;

                (ii) any distribution to the extent such distribution is required under Section 9.08 hereof which reflects the requirements under section 401(a)(9) of the Code; and

                (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

         (b)    "eligible retirement plan" shall mean:

                (i) an individual retirement account described in section 408(a) of the Code;

                (ii) an individual retirement annuity described in section 408(b) of the Code;

                (iii) an annuity plan described in section 403(a) of the Code; or

                (iv) a qualified trust described in section 401(a) of the Code; that accepts the distributee's eligible rollover distribution.

                Notwithstanding the foregoing, in the case of an eligible rollover distribution to the surviving spouse of a deceased employee, an eligible retirement plan is an individual retirement account or individual retirement annuity.

         (c)    "distributee" shall mean:

                (i)     an Employee or Former Employee; and

                (ii) an Employee's or a Former Employee's surviving spouse and an Employee's or Former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, without regard to the interest of the spouse or former spouse.

         (d) "direct rollover" shall mean a payment by this Plan to the eligible retirement plan specified by the distributee.

         9.08 Notwithstanding any other provisions of this Plan, distributions hereunder shall be subject to the following restrictions:

         (a) in the case of a living Participant or Former Participant distribution must commence on or before the April 1 following the end of the calendar year in which:

                (i) he attains age seventy and one-half (70-1/2) or retires, whichever is later, if the Participant shall have attained age seventy and one-half (70-1/2) prior to January 1, 1988 and was not a five percent (5%) owner at any time after the beginning of the Plan Year that ends in the calendar year during which he attained age sixty-six and one-half (66-1/2); or

                (ii) he attains age seventy and one-half (70-1/2) in all other cases; and shall be made over a period not extending beyond the life expectancy of the Participant or Former Participant or the joint life expectancies of the Participant or Former Participant and his spouse or other Beneficiary; and

         (b) in the case of a deceased Participant or Former Participant, distributions after his death shall be payable either:

                (i)     within five (5) years of the date of his death; or

                (ii)    if distributions commence to his Beneficiary, then:

                        (A) within one (1) year of the date of his death or on a later date permitted under any lawful regulations by the Secretary of the Treasury; or

                        (B) if his spouse is his Beneficiary, by the date such Participant would have attained age seventy and one-half (70-1/2); over a period not extending beyond the life expectancy of such Beneficiary; and

         (c) in the case of the death of a Beneficiary who is the surviving spouse of a deceased Participant, a distribution commencing after the death of the spouse shall be payable either:

                (i) within five (5) years of the date of the spouse's death; or

                (ii) if distribution commences to the spouse's Beneficiary within one (1) year of the spouse's death or on a later date permitted under any lawful regulations issued by the Secretary of the Treasury, over a period not extending beyond the life expectancy of such Beneficiary; or

         (d) in the event payments are made to a Participant's child, for purpose of this Section 9.08 such payments shall be deemed to be paid to the Participant's spouse if such payments will become payable to such spouse upon such child's reaching majority or any other event permitted under any lawful regulations issued by the Secretary of the Treasury.

                The life expectancy of a Participant, Former Participant or spouse thereof may be redetermined from time to time but not more frequently than annually.

                In order to comply with the requirements of this Section 9.08, distribution shall be made to a Former Participant who attains age seventy and one-half (70-1/2) in the form of a single lump sum distribution as soon as practicable following his attainment of age seventy and one-half (70-1/2), but in any event not later than the April 1 which follows his attainment of age seventy and one-half (70-1/2). If a Participant is an Employee upon his attainment of age seventy and one-half (70-1/2), distribution shall be made to the Participant over a period equal to his life expectancy or the joint life expectancies of the Participant and his Spouse or other Beneficiary.

         9.09 Upon termination of the Plan, complete discontinuance of Employer contributions, or closing or divestment of any Employer (but only with respect to Eligible Employees of such Employer), Vested Interests of Participants shall be distributed at the time and in the manner as may be decided on by the Administrative Committee upon rules that will be uniformly and nondiscriminatorily applied.

ARTICLE X   WITHDRAWALS DURING EMPLOYMENT

         10.01

         (a) A Participant or Inactive Participant who attains age 59-1/2 may withdraw up to his entire Vested Interest.

         (b) A Participant or Inactive Participant, not described in (a) above, may withdraw that portion of his Account attributable to Basic Employee Contributions or Supplemental Employee Contributions.

         (c) Effective January 1, 1989, a participant or Inactive Participant not described in (a) above may withdraw his Vested Interest attributable to Matching Employer Contributions (other than Matching Employer Contributions invested in the Company Stock Fund) provided that the amounts to be withdrawn were contributed to the Plan at least 24 months prior to the date of withdrawal. Notwithstanding the foregoing, in the event a Participant or Inactive Participant not described in (a) above has been a Participant in the Plan for a five year period, such Participant or Inactive Participant may withdraw 100% of his Vested Interest attributable to Matching Employer Contributions (other than Matching Employer Contributions invested in the Company Stock Fund and Matching Employer Contributions made pursuant to Section 4.09).

         (d) Effective January 1, 1989, in the case of financial hardship, a Participant or Inactive Participant, even though described in
                (a) above, may withdraw his Vested Interest attributable to Matching Employer Contributions as described in Section 10.01(c) above (including Matching Employer Contributions made pursuant to Section 4.08 but excluding Matching Employer Contributions invested in the Company Stock Fund) and that part of the balance of his Account (including earnings on the Salary Reduction Contributions through December 31, 1988) which is attributable to Salary Reduction Contributions. For the purpose of this paragraph, a withdrawal will be on account of financial hardship if the withdrawal is necessary in light of an immediate and heavy financial need of the Participant or Inactive Participant and is necessary to satisfy such financial need. Such withdrawal based upon financial hardship cannot exceed the amount required to meet the financial need created by the hardship. The determination of the existence of financial hardship and the amount required to meet the financial need shall take into account all non-hardship distributions and nontaxable loans available under the Plan and other tax qualified plans of the Employer and shall be made in accordance with the hardship provisions of section 401(k) of the Code and with uniform and nondiscriminatory standards established by the Administrative Committee. In accordance with the foregoing, the Administrative Committee has established that a Participant or Inactive Participant will be deemed to have an immediate and heavy financial need and, therefore, will qualify for a financial hardship withdrawal if the purpose of the withdrawal is on account of the following:

                (i) medical expenses described in section 213(d) of the Code incurred by the Participant, the Inactive Participant or such individual's spouse, or any dependents of the Participant or Inactive Participant (as defined in section 152 of the Code) or amounts necessary for such persons to obtain medical care described in section 213(d);

                (ii) purchase of a principal residence for the Participant or Inactive Participant (excluding mortgage payments);

                (iii) tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, the Inactive Participant, or such individual's spouse, children, or dependents (as defined in section 152 of the Code); or

                (iv) payment necessary to prevent the eviction of the Participant or Inactive Participant from his principal residence or foreclosure on the mortgage of the Participant's or Inactive Participant's principal residence.

         (e) Withdrawals of a Vested Interest, to the extent permitted, shall be made only in the following order of priority, and only after the funds of a higher priority have been completely withdrawn shall funds of the next following priority be withdrawn:

                (i)     Supplemental Employee Contributions,

                (ii)    Basic Employee Contributions,

                (iii) Earnings credited to Supplemental Employee Contributions and Basic Employee Contributions,

                (iv) Matching Employer Contributions (other than Matching Employer Contributions made pursuant to Section 4.09), together with earnings thereon, if any,

                (v) Salary Reduction Contributions and Matching Employer Contributions made pursuant to Section 4.09,

                (vi) Earnings credited to Salary Reduction Contributions and Matching Employer Contributions made pursuant to
                        Section 4.09,

                (vii) Subsequent to a determination of the order of priority for purposes of withdrawals of a Vested Interest as determined in subsection (i) through subsection (vi) above, withdrawals of a Vested Interest shall be made only in the following order of priority from Funds A, B, C, D, E the Exxon Stock Fund and the Company Stock Fund (to the extent permitted) as follows:

                       1.      Fund B - Interest Accumulation Fund

                       2.      Exxon Stock Fund

                       3.      Fund E - U.S. Government Fund

                       4.      Fund A - Aetna Variable Fund Accumulation Account

                       5.      Fund C - Merrill Lynch Basic Value Fund

                       6. Fund D - Equity Index Fund of the General Employee Benefit Trust of Bankers Trust Company

                       7.      Company Stock Fund

         (f) Withdrawals shall be made hereunder in accordance with such procedures as are established by the Administrative Committee from time to time and uniformly and nondiscriminatorily applied.

         10.02 If a Participant withdraws an amount from his Account for any reason other than a financial hardship, there shall be a six (6) month suspension of Matching Employer Contributions with respect to such Participant's Salary Reduction Contributions. If a Participant withdraws an amount from his Account in the case of a financial hardship, there shall be a twelve (12) month suspension of all contributions to his Account following the date of withdrawal.

         In addition, a Participant who makes a withdrawal on account of financial hardship may not make Salary Reduction Contributions for the Participant's taxable year immediately following the taxable year of the Participant during which said hardship distribution occurs in excess of the applicable limit under section 402(g) of the Code for such next taxable year of the Participant less the amount of such Participant's 401(k) contributions for the taxable year of the Participant during which said hardship withdrawal occurs.

ARTICLE XI   LOANS

         11.1 A Participant, an Inactive Participant or Former Participant who is a party-in-interest within the meaning of section 3(14) of ERISA, or the Beneficiary of such an individual, may apply to the Administrative Committee or its agent for a loan from the Plan. Loans shall be permitted under the Plan for any purpose. If the Administrative Committee or its agent determines that a borrower and the proposed loan to such borrower satisfy the requirements set forth below for loan approval, the Administrative Committee or its agent shall direct the Trustee to make a loan to such borrower. The amount of any such loan shall be determined by the Administrative Committee or its agent; provided, however, that any such loan shall be for an amount not less than $1,000.00 nor more than 50% of the value of the borrower's Account which is attributable to his Salary Reduction Contributions. In addition, any such loan shall not, when combined with outstanding loans made under other qualified retirement plans, if any, maintained by the Employer, exceed $50,000.00 reduced by the highest outstanding loan balance to the borrower during the immediately preceding 12-month period (ending the day before the new loan is granted).

         All loans from the Plan must comply with the following terms and conditions:

         (a) An application for a loan shall be made in writing to the Administrative Committee or its agent, whose action thereon shall be final;

         (b) the interest rate shall be determined by the Administrative Committee or its agent and shall be not less than the rate which would be charged to the borrower by a lending institution, were such institution to make a personal loan to the borrower on which the borrower were to pledge identical or substantially similar collateral;

         (c) the Administrative Committee or its agent receives assurances that the borrower intends to repay the loan in accordance with its terms;

         (d) the borrower provides adequate security consisting of not more than 50% of the value of the borrower's Account which is attributable to his Salary Reduction Contributions and/or such other security as the Administrative Committee or its agent may require;

         (e)    the borrower shall execute appropriate loan documents;

         (f) the term of any loan shall be arrived at by mutual agreement between the borrower and the Administrative Committee or its agent and shall not exceed (i) for loans made prior to January 1, 1994, five (5) years, and (ii) for loans made on and after January 1, 1994, fifty-six (56) months. All loans shall provide for the substantially level amortization of the loan, with payments made not less frequently than quarterly, over the term of the loan;

         (g) repayment of any loan made to an Employee shall be by payroll deduction, unless the Administrative Committee or its agent and the Employee mutually agree to another procedure. Repayment of any loan made to a person who is not an Employee shall be made by personal check, certified check or money order;

         (h) a borrower shall be in default if he fails to make two payments of principal or interest when due or if his collateral becomes inadequate to secure the loan and he does not provide substitute collateral satisfactory to the Administrative Committee or its agent within ten (10) days after a request therefor by the Administrative Committee or its agent. In the event of default by a borrower, his loan shall be accelerated and:

                1. If his collateral security in the Plan is adequate to cover all or part of the outstanding principal and interest, and if distribution of such amount would not, in the opinion of the Administrative Committee or its agent, put at risk the tax qualified status of the Plan or the Salary Reduction Contribution portion thereof, the Trustee shall execute upon such Plan collateral; and

                2.      If his collateral security described in paragraph
                        (h)(1) is not adequate to cover all of the outstanding principal and interest, or if execution upon such collateral would, in the opinion of the Administrative Committee or its agent, put at risk the tax qualified status of the Plan or the Salary Reduction Contribution portion thereof, the Trustee shall commence appropriate collection action against the borrower to recover the amounts owed.

                Expenses of collection, including legal fees, if any, of any loan in default shall be borne by the borrower or his Account;

                (i) except as provided below, each loan shall be treated as a separate investment of the funds credited to such borrower's Account and the Administrative Committee or its agent shall reduce such borrower's Account in the following order of priority:

                        1.     Fund B - Interest Accumulation Fund

                        2.     Exxon Stock Fund

                        3.     Fund E - U.S. Government Fund

                        4.     Fund A - Aetna Variable Fund Accumulation Account

                        5.     Fund C - Merrill Lynch Basic Value Fund

                        6. Fund D - Equity Index Fund of the General Employee Benefit Trust of Bankers Trust Company

                        7.     Company Stock Fund

                Payments by a borrower on any such loan shall be credited to such borrower's Account in the Funds listed above in the same proportions as the borrower's current investment option election with respect to such Funds at the end of the month in which loan payments are made;

         (j) upon a Participant's Severance from Service Date, any outstanding loan to him will become due and payable sixty (60) days following his Severance from Service Date. In the event the Participant fails to repay any such loan, the Trustee will execute upon his Plan collateral, but only to the extent the Trustee determines that such action would not put at risk the tax qualified status of the Plan, particularly the pre-tax portion thereof;

         (k) a Participant, Inactive Participant, eligible Former Participant or Beneficiary cannot have more than one loan outstanding at any time; and

         (l) the Administrative Committee or its agent shall notify a borrower that, to the extent his loan is secured by his Salary Reduction Contributions, no interest deduction is allowable.

ARTICLE XII   PAYMENT OF BENEFITS

         12.01 If the Administrative Committee receives evidence satisfactory to it that a person entitled to receive any benefit under the Plan is physically or mentally incompetent to receive such benefit and to give a valid release therefor, or is a minor, and that another person or an institution is then maintaining or has custody of such person, unless claim shall have been made therefor by a duly appointed guardian, committee or other legal representative, the Administrative Committee may authorize payment of such benefit to such other person or institution and the release of such other person or institution shall be a valid and complete discharge for the payment of such benefit.

         12.02 Every person before becoming entitled to any benefits under the Plan shall furnish the Administrative Committee with such information as it may require, including, but not limited to, proof of age relating to himself and any person nominated as a Beneficiary.

         12.03 The benefits under the Plan shall be payable solely from the Trust Fund and each Participant, Inactive Participant, Former Participant, Beneficiary or other person who shall claim the right to any payment under the
Plan shall be entitled to look only to that fund for such payment.   No
liability for the payment of benefits or any other payments under the Plan shall be imposed upon the Administrative Committee, Reliance Electric Company, the Company, Employer, or the officers, directors or stockholders of the Company.

         12.04 Except as expressly provided in the Plan, no Participant, Inactive Participant, Beneficiary or other person entitled to benefits may withdraw or receive any monies from the Trust Fund.

ARTICLE XIII   REEMPLOYMENT

         13.01 A Participant or Inactive Participant, whose service is terminated prior to retirement and who is subsequently reemployed by an Employer, shall be eligible for participation on his date of reemployment.

         An Eligible Employee who had been a Former Participant whose service terminated prior to attaining a fully vested interest in his Account, as provided in Section 8.02, shall have the dollar value of that portion of his Account which was forfeited pursuant to Section 8.07 reinstated if he is rehired prior to incurring five (5) consecutive One Year Periods of Severance after such termination of service.

ARTICLE XIV   ADMINISTRATION OF THE PLAN

         14.01 A Trust Fund shall be established by a Trustee or Trustees appointed and/or removed from time to time by the Board of Directors into which shall be deposited all assets of the Plan. The Company may, without reference to any Participant or other party, enter into a trust agreement and make such amendment to such trust agreement or such further amendments as it in its sole discretion may deem necessary or desirable to carry out the Plan. The corpus and net income of the Trust Fund, after payment of expenses as provided in
Section 14.15, shall be used to provide benefits under the Plan and no part thereof shall be used for or diverted to purposes other than for the exclusive benefit of Participants, Inactive Participants, Former Participants and their Beneficiaries.

         14.02 The Trustee or Trustees appointed by the Board of Directors shall have sole authority to sell Exxon Stock held in the Exxon Stock Fund and Company Stock held in the Company Stock Fund for the Participants for the purposes of making a distribution of the value of the Exxon Stock and/or Company Stock to a Participant as required under the terms of the Plan. The Trustee or Trustees also shall conform to procedures established by the Administrative Committee for disbursal of funds of the Plan. The Trustee or Trustees shall not be liable for any act performed while subject to directions of the Administrative Committee made in accordance with the terms of the Plan.

         14.03 The Company shall be the named fiduciary and Administrator of the Plan as such terms are defined by ERISA. The general administration of the Plan and the responsibility for carrying out its provisions shall be placed in an Administrative Committee consisting of not less than three persons who shall be appointed from time to time by the Board of Directors to serve at its pleasure. The members of the Administrative Committee may authorize one or more of their number or any agent to make any payment on their behalf or to execute or deliver any instrument or do any act on behalf of the Committee.

         14.04 The Administrative Committee shall, at a meeting duly called for the purpose, establish a funding policy and method consistent with the objectives of the Plan and the requirements of Title I of ERISA and shall meet annually to review such funding policy and method. All actions taken with respect to such funding policy and method and the reasons therefor shall be recorded in the minutes of the Administrative Committee's meetings.

         14.05 The Administrative Committee shall hold meetings upon such notice, at such place and at such time as it may determine. A majority of the members of the Administrative Committee shall constitute a quorum for the transaction of business, and the action of a majority of such majority expressed from time to time by voting at a meeting shall constitute the action of the Committee. In lieu thereof, the action of a majority of the members of the Administrative Committee expressed in writing without a meeting shall constitute the action of the Committee.

         14.06 Subject to the limitations of the Plan, the Administrative Committee from time to time shall adopt administrative rules and regulations and prescribe such forms and applications as are appropriate to the administration of the Plan. The determination of the

Administrative Committee as to any disputed questions shall, subject to the provisions of ERISA, be conclusive.

         14.07 The Administrative Committee shall determine the procedures to be followed in connection with the disbursal of the funds of the Plan and shall establish a reasonable claims procedure.

         14.08 Each member of the Administrative Committee, the Company, or any director, officer or Employee thereof, shall be entitled to rely conclusively on all tables, valuations, certificates, opinions and reports which shall be furnished by any expert who shall be employed or engaged by the Company or the Administrative Committee.

         14.09 All rules and decisions of the Administrative Committee in administering the Plan shall, to the extent practicable and reasonable, be uniformly and consistently applied to all Participants in similar circumstances. In particular, in exercising its powers hereunder, the Administrative Committee shall pursue uniform policies and shall not discriminate in favor of or against any Participant or group of Participants, except to the extent the Committee may consider necessary in order to meet any requirements of the Code or of regulations issued thereunder or of ERISA or other applicable law.

         14.10 No member of the Administrative Committee shall receive any compensation from the funds held under the Plan for his services as such, and no bond or other security need be required of him in such capacity in any jurisdiction.

         14.11 Reliance Electric Company shall indemnify and hold harmless all present and future fiduciaries of the Plan, including the Administrative Committee and Trustee, from any and all liability imposed, whether individually or jointly, under ERISA and under any similar legislation, with respect to any action or omission as a fiduciary of the Plan, unless such persons have knowingly participated in or have knowingly undertaken to conceal an act or omission knowing that such act or omission was a breach of their fiduciary duty.

         14.12 Shares of Exxon Stock shall not be purchased by the Plan from or sold to Reliance Electric Company.

         14.13 The Administrative Committee may, once a year, suspend the requirements of Section 10.01(f) of the Plan to provide for a "special withdrawal period" which shall be subject to the limitations of the Plan and/or permit an additional increase or decrease in the contribution rate as stated in
Section 3.03 of the Plan.

         14.14 Notwithstanding anything contained in the Plan to the contrary, the persons or entities designated in the Plan to make determinations with respect to:

         (a)    the eligibility of Employees to participate in the Plan;

         (b) the eligibility of Employees to make and receive contributions under the Plan;

         (c) the eligibility of Employees or other persons to receive distributions from the Plan;

         (d)    the amount of any distributions payable from the Plan;

         (e)    claims for benefits under the Plan; and

         (f)    appeals of denials of benefits under the Plan;

shall have full power and discretion to interpret the Plan, to resolve ambiguities, inconsistencies and omissions, to determine any question of fact, to determine the right to benefits of, and the amount of benefits, if any, payable to, an applicant in accordance with the provisions of the Plan.

         14.15 The Employer shall pay the expenses reasonably incurred in administering the Plan, such as Trustees' fees and recordkeeping expenses, provided, however, that (a) investment expenses shall be charged against gross income under investment contracts prior to allocation of income to Participants' Accounts, and (b) reasonable expenses incurred by the Plan by reason of a Participant exercising his rights to disinvest in the Exxon Stock Fund (under Section 6.01(5)) shall be charged to and deducted from the vested portion of the Participant's Account.

ARTICLE XV   CERTAIN RIGHTS AND OBLIGATIONS

         15.01 It is the intention that the Plan continue and that contributions be made regularly each year, but all contributions of the Plan shall be voluntary, and not a legal obligation.

         15.02 The Plan may be terminated at any time by the Board of Directors. Upon complete or partial termination, the rights of all affected Participants and Inactive Participants to the amounts credited to their Accounts are fully vested and nonforfeitable. Following such termination the Administrative Committee may require persons entitled thereto to withdraw amounts allocated to them in cash or otherwise as it, in its discretion, may determine.

         15.03 The Company may, with the consent of the Board of Directors withdraw from the Plan at any time, and the Board of Directors may in its discretion at any time withdraw the authorization of any subsidiary or any Employer to participate in the Plan. In either of such events, the affected Employees shall cease to be Participants under the Plan, and the Administrative Committee shall arrange for the withdrawal or segregation of such Employees' share of the assets of the Plan, as determined by a valuation as of the date of the event. The Administrative Committee shall have the full discretion as to the nature of the funds to be withdrawn or segregated, and its valuation thereof for that purpose shall be conclusive. Unless a savings and investment plan substantially similar in form to the Plan or such other form as may be approved by the Internal Revenue Service under section 401(a) of the Code is continued by a successor corporation for its employees, the Plan shall be deemed to have terminated with respect to such Employees and such segregated assets shall be fully vested to them in accordance with the provisions of
Section 15.02. The Administrative Committee shall arrange for the disposition of such assets through transfers to a successor trust, an assignment of all or a portion of the rights under any insurance contract or by any other means it shall determine.

         15.04 The establishment of the Plan shall not be construed as conferring any legal rights upon any Employee or any person for a continuation of employment, nor shall it interfere with the rights of the Employer to discharge any Employee and to treat him without regard to the effect which such treatment might have upon him under the provisions of the Plan.

         15.05 In the event, and effective as of the date, of any merger or consolidation with, or transfer of assets or liabilities to, any other plan or to this Plan if applicable, each Participant of the Plan will (if the other plan is then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan/plan had then terminated).

         15.06 If the Internal Revenue Service determines that the Plan and Trust do not qualify initially under sections 401(a) and/or 401(k) of the Code, within one year after the date of such denial of qualification and upon written request by the Company filed with the Trustee, Supplemental Employee Contributions, if any, shall be returned to the Employees by the Trustee and Matching Employer Contributions, Supplemental Employer Contributions, and Salary Reduction Contributions shall be returned to the Employer by the Trustee. Thereafter, the Employer shall pay the amount of Salary Reduction Contributions refunded to it, in accordance with the preceding sentence, as Compensation to the Employees. Notwithstanding any provision in this Plan to the contrary, no Participant or Beneficiary shall have any right or claim to any asset of the Trust or to any benefit under the Plan before the Internal Revenue Service determines that the Plan and Trust qualify under the provisions of section 401(a) and 401(k) of the Code. Upon the return of all contributions to the Employer and Employees as provided herein, the Trust shall terminate and the Trustee shall be discharged from all obligations under the Trust.

ARTICLE XVI   AMENDMENTS

         16.01 The Company reserves the right at any time and from time to time by action of its President or any Vice President to modify or amend in whole or in part any or all of the provisions of the Plan; provided, that no modification or amendment may be made which will deprive any Participant, Inactive Participant, Former Participant, Beneficiary or other person receiving a benefit under the Plan to which he would otherwise be entitled by reason of his participation in the Plan of any vested benefit; provided, however, that any amendment to the Plan which is deemed necessary or appropriate to bring the Plan into conformity with Governmental regulations may be made (retroactively if necessary) in order to qualify the Plan under the Code. The Company shall furnish a copy of any amendment to the Plan to the Trustee as soon as practicable following the adoption thereof.

         16.02 Any such amendment, modification or alteration shall be expressed in an instrument executed by the President or by a Vice President of Reliance Electric Company, and shall become effective as of the date designated in such instrument. Furthermore, unless proper exemption is granted, any amendment to be effective for a Plan Year must be adopted no later than 2-1/2 months after the close of the Plan Year, or such longer period as is permitted by the Internal Revenue Service and/or the Department of Labor of the U.S. Government, and, if such amendment reduces the accrued benefit of any Employee, such amendment shall not be effective unless approved by the Secretary of Labor or unless he fails to take action disapproving such amendment within ninety
(90) days after receiving notice of it. Finally, no Plan amendment shall affect the vesting of any Participant's benefits adversely.

ARTICLE XVII   NON-ALIENATION OF BENEFITS

         17.01 No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; nor shall any such benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit, except as specifically provided in the Plan, or except as provided by a Qualified Domestic Relations Order.

         17.02 If any Participant, Inactive Participant, Former Participant, Beneficiary, or any other person entitled to benefits under the Plan becomes bankrupt or makes an assignment for the benefit of creditors, or in any way suffers a lien or judgment against his personal assets or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit under the Plan, except as specifically provided in the Plan, then such benefit shall, in the discretion of the Administrative Committee, cease and terminate, and in that event the Administrative Committee may hold or apply the same or any part thereof to or for the benefit of such Participant, his spouse, descendants (including any person adopted by such person or his descendants, and descendants of such adopted persons), other dependents, other persons or any of them, in such manner and in such proportion as the Administrative Committee may think proper.

ARTICLE XVIII   TOP-HEAVY PROVISIONS

         18.01 If the Plan is determined to be a Top-Heavy Plan with respect to any Plan Year, the provisions of this Article 17 shall govern notwithstanding any contrary provisions in the Plan.

         18.02 As of any Determination Date, as defined herein, the Plan will be determined to be a Top-Heavy Plan if the sum of contributions due as of the Determination Date on behalf of Key Employees, as defined herein, and the aggregate of the balances of Accounts (as of the most recent Valuation Date within the twelve-month period ending on the Determination Date) of Key Employees exceeds 60% of a like sum of all Participants under the Plan or, if the Plan is required to be included in an Aggregation Group, as set forth herein, and such Aggregation Group is a Top-Heavy Group, as defined herein.

         18.03 With respect to Section 18.02, the following definitions shall apply:

         (a) "Key Employee" means a "Key Employee" as described in section 416(i) of the Code which is hereby incorporated by reference and who is described for informational purposes herein as any Employee, Former Employee or Beneficiary who at any time during the Plan Year of the four (4) preceding Plan Years is:

                (i) an officer of the Employer having Total Remuneration for the Plan Year of determination greater than fifty percent (50%) of the amount specified in section 415(b)(1)(A) of the Code (plus any increase for cost-of-living after 1989 as determined from time to time pursuant to regulations issued by the Secretary of the Treasury or his delegate pursuant to section 415(d) of the Code);

                (ii) a one-half of one percent (.5%) actual or constructive owner of the Employer who owns one of the ten (10) largest interests in the Employer and who is an Employee of the Employer having Total Remuneration greater than Thirty Thousand Dollars ($30,000.00) or, if greater, the amount specified in section 415(c)(1)(A) of the Code (plus any increase for cost-of-living after 1989 as determined from time to time pursuant to regulations issued by the Secretary of the Treasury or his delegate pursuant to section 415(d) of the Code);

                (iii) a five percent (5%) actual or constructive owner of the Employer; or

                (iv) a one percent (1%) actual or constructive owner of the Employer having Total Remuneration from the Employer for the Plan Year of determination greater than One Hundred Fifty Thousand Dollars ($150,000.00); provided that any such Employee also performed services for the Employer during the five (5) Plan Year period ending on the Determination Date; and provided that an amount held for the

         Beneficiary of a Key Employee who is deceased shall be deemed to be an amount held for a Key Employee.

                For purposes of clause (iii), the term "5% owner" means any person who owns (or is considered as owning within the meaning of section 318 of the Code) more than 5% of the outstanding stock of the Employer or stock possessing more than 5% of the total combined voting power of all stock of the Employer. For purposes of clause (iv), the term "1% owner" means any person who would be described above if "1%" were substituted for "5%" each place it appears.

                For purposes of this paragraph, a Beneficiary of a Key Employee shall be deemed to be a Key Employee and subparagraph (C) of section 318(a)(2) of the Code shall be applied by substituting "5%" for "50%".

         (b) A plan, including the Plan, shall be required to be included in an Aggregation Group if it is described in (i) or (ii). An "Aggregation Group" means--

                (i) a qualified employee benefit plan of the Employer in which a Key Employee is a participant, and

                (ii) each other qualified employee benefit plan of the Employer which enables any plan described in clause (i) to meet the requirements of section 401(a)(4) or 410 of the Code,

                including each such plan which terminated during the five (5) year period ending on the Determination Date.

         (c)    "Top-Heavy Group" means any Aggregation Group if--

                (i)     the sum (as of any Determination Date) of:

                        (a) the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in such Aggregation Group, and

                        (b) the aggregate of the Accounts of Key Employees under all defined contribution plans included in such Aggregation Group,

                (ii) exceeds 60% of a similar sum determined for all Employees.

                For purposes of this paragraph, the present value of the cumulative accrued benefit for any Employee, or the amount of the Account of any Employee shall be increased by the aggregate distributions made with respect to such Employee under a plan during the five-year period ending on the Determination Date. For purpose of this paragraph, except to the extent provided in regulations, any rollover contribution (or similar transfer) initiated by an Employee and made after December 31, 1983 to a plan shall not be taken into account with respect to the transferee plan for purposes of determining whether such plan is a Top-Heavy Plan (or whether any Aggregation Group which includes such plan is a Top-Heavy Group). For purpose of this paragraph, if an individual is a Non-Key Employee with respect to any plan for any plan year, but such individual was a Key Employee with respect to such plan for any prior plan year, any accrued benefit for such Employee (and the Account of such Employee) shall not be taken into account.

         (d)    "Determination Date" means, with respect to any Plan Year--

                (i)     the last day of the preceding Plan Year, or

                (ii) in the case of the first Plan Year, the last day of such Plan Year.

         (e)    "Non-Key Employee" means any Employee who is not a Key Employee.

         (f) For purposes of this Section 18.03, "Employer" means all corporations which, with the Company, are members of a controlled group of corporations within the meaning of section 1563(a), determined without regard to sections 1563(a)(4) and
                (e)(3)(C) of the Code and "Employee" means an employee of the Employer.

         18.04 If the Plan is determined to be a Top-Heavy Plan with respect to any Plan Year, the Employer contributions for such Plan Year for each Participant who is a Non-Key Employee shall not be less than 3% of such Participant's Compensation (and for this purpose, Salary Reduction Contributions shall not be taken into account). Notwithstanding the foregoing, if this Plan is a Top-Heavy Plan with respect to any Plan Year and if a Participant who is a Non-Key Employee is also a participant in a defined benefit pension plan maintained by the Employer, the top-heavy minimum benefit shall be provided under such defined benefit pension plan.

         18.05 If the Plan is determined to be a Top-Heavy Plan, the definition of "Benefit Plan Fraction" and "Contribution Plan Fraction" in
Section 4.09(iv) and 4.09(vi) shall be applied by substituting "1.0" for "1.25".

         18.06 Notwithstanding the provisions of Section 18.05, if the Plan is determined to be a Top-Heavy Plan, "1.0" shall not be substituted for "1.25", as otherwise required by Section 18.05 if "4%" is substituted for "3%" in Section 18.04 and if the Plan would not be a Top-Heavy Plan if "90%" were substituted for "60%" in Section 18.02.

ARTICLE XIX   MISCELLANEOUS

         19.01   This Plan, and any trust agreement entered into pursuant to
Section 14.01 hereof, shall be construed, whenever possible, to be in conformity with the requirements of the Code and ERISA. To the extent not in conflict with the preceding sentence, the Plan and, unless otherwise provided therein, any trust agreement, shall be construed according to the laws of the State of Ohio (where the Company's principal office is located) and all provisions thereof shall be administered according to the laws of such State, and all persons accepting or claiming benefits under the Plan or any trust agreement shall be deemed to consent to these provisions.

         19.02 Whenever appropriate, the use of the masculine shall include the feminine or neuter, the singular shall include the plural, and the plural shall be restricted to mean the singular.

         IN WITNESS WHEREOF, the Company has caused this document to be executed at Cleveland, Ohio this 21st day of December, 1994.

                                     RELIANCE ELECTRIC COMPANY



                                     By:  /s/ John D. Hutson




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